Filed Pursuant to Rule 424(b)(5)
File No. 333-138755-01
PROSPECTUS SUPPLEMENT
(to prospectus dated December 13, 2006)

This prospectus supplement together with the prospectus dated December 13, 2006 to which it relates constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and in those jurisdictions only by persons permitted to sell such securities. No securities commission or similar authority in Canada or the United States of America has in any way passed upon the merits of the securities offered by this prospectus supplement and the prospectus to which it relates and any representation to the contrary is an offence.

Textron Financial Canada Funding Corp.
Medium-Term Notes, Series F-CAD
Due Nine Months or More From Date of Issue

Textron Financial Canada Funding Corp. may offer from time to time in Canada its Medium-Term Notes, Series F-CAD, which are fully and unconditionally guaranteed by Textron Financial Corporation in an unlimited principal amount. Simultaneously with this offering, we may also offer outside Canada from time to time an unlimited principal amount of Medium-Term Notes, Series F of Textron Financial Corporation and Medium-Term Notes, Series F-CAD of Textron Financial Canada Funding Corp. fully and unconditionally guaranteed by Textron Financial Corporation. The specific terms of any notes offered will be included in a pricing supplement. Unless Textron Financial Canada Funding Corp. provides otherwise in the applicable pricing supplement, the notes offered will have the following general terms:

•	The notes will mature in nine months or more from the date of issuance.

•	The notes will be senior unsecured obligations of Textron Financial Canada Funding Corp.

•	The notes will bear interest at a fixed or floating rate or will not bear any interest. If the notes bear interest at a floating rate, the floating interest rate formula will be based on one or more indices or formulas plus or minus a fixed amount or multiplied by a specified percentage.

•	The issuer will pay amounts due on the notes in Canadian dollars or any other consideration described in the applicable pricing supplement.

•	Textron Financial Canada Funding Corp. will specify in the applicable pricing supplement whether the notes can be redeemed or repaid before their maturity and whether they are subject to mandatory redemption, redemption at its option or repayment at the option of the holder of the notes.

•	Interest on the notes will be payable on the dates provided in this prospectus supplement and in the applicable pricing supplement.

•	The notes will not be listed on any securities exchange.

•	The notes will be fully and unconditionally guaranteed by Textron Financial Corporation.

This offering is being made by Textron Financial Canada Funding Corp., a Canadian issuer, whose obligations under debt securities issued by it will be guaranteed by Textron Financial Corporation, using disclosure documents prepared in accordance with U.S. securities laws. Purchasers should be aware that these requirements may differ from those of Canadian securities law. The financial statements included or incorporated by reference in this prospectus supplement have not been prepared in accordance with Canadian generally accepted accounting principles and may not be comparable to financial statements of Canadian issuers. This offering is being made by Textron Financial Canada Funding Corp. in all of the provinces of Canada pursuant to decisions issued by the securities commission or similar regulatory authority of each such province.

Investing in the notes involves certain risks. See “Risk Factors” on page S-3.

RATES ON APPLICATION

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense. Certain of the directors and officers of Textron Financial Corporation and Textron Financial Canada Funding Corp. and the experts named in this prospectus supplement or the prospectus to which it relates reside outside of Canada. Certain of the assets of these persons and Textron Financial Corporation and Textron Financial Canada Funding Corp. may be located outside Canada. Textron Financial Corporation and Textron Financial Canada Funding Corp. have appointed Stewart McKelvey, Suite 800, 1959 Upper Water Street, P.O. Box 997, Halifax, Nova Scotia, Canada, B3J 2X2 as their agent for service of process in Canada, but it may not be possible for investors to effect service of process within Canada upon all of the directors, officers and experts referred to above. It may also not be possible to enforce against Textron Financial Corporation and Textron Financial Canada Funding Corp., their directors and officers and the experts named in this prospectus supplement or the prospectus to which it relates, judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.

Textron Financial Canada Funding Corp. may sell notes to the agents referred to below as principals for resale at varying or fixed offering prices or through any agent as agent using its reasonable efforts to sell notes on its behalf.

RBC Capital Markets
BMO Capital Markets
Scotia Capital

The date of this prospectus supplement is December 13, 2006

Unless we authorize otherwise, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not, and the agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the agents are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any pricing supplement, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus supplement, we will refer to Textron Financial Corporation as “Textron Financial” or “TFC” and to Textron Financial Canada Funding Corp. as “Textron Canada Funding” or the “issuer.” Unless the context otherwise requires, we will use the terms “we,” “our,” “ourselves” and “us” to mean Textron Financial and Textron Canada Funding.

References in this prospectus supplement to “agent” or “agents” are to any or all, respectively, of the agents listed on the cover page of this prospectus supplement or any other agent appointed by us.

References in this prospectus supplement to “U.S. dollars,” “U.S.$,” or “dollar” are to the lawful currency of the United States and to “Canadian dollars” or “Cdn.$” are to the lawful currency of Canada. In this prospectus supplement and the prospectus to which it relates, unless otherwise specified, all dollar amounts are expressed in U.S. dollars.

RISK FACTORS

Your investment in the notes is subject to certain risks, especially if the notes involve in some way a foreign currency. This prospectus supplement does not describe all of the risks of an investment in the notes, whether arising because the notes are denominated in a currency other than U.S. dollars or because the return on the notes is linked to one or more interest rates or currency indices or formulas. Additional risks that we do not know about or that we view as immaterial may also impair your investment. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. The notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components. Before investing in the notes, you should consider carefully, among other factors, the matters described below. In addition, you should review the “Risk Factors” section of Textron Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and the “Risk Factors” section of any future report filed by Textron Financial with the Securities and Exchange Commission, all of which are incorporated by reference herein. See “Where You Can Find More Information” in the accompanying prospectus.

Notes Indexed to Interest Rate, Currency or Other Indices or Formulas Are More Volatile Than Conventional Debt Securities

If you invest in notes indexed to one or more interest rates, currencies or other indices or formulas, you could be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower amount of principal, premium or interest, or none at all. You may receive payments at different times than you expected. The value of an index can fluctuate based on a number of interrelated factors, including economic, financial and political events over which we have no control. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, that feature will magnify the effect of any change in the index or formula. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. You should not view the historical experience of an index as an indication of its future performance.

Notes Denominated in Foreign Currencies Are Subject to Significant Risks Associated With Exchange Rate Fluctuation, Foreign Exchange Controls and Other Factors Over Which We Have No Control

Unless the issuer provides otherwise in the applicable pricing supplement, the issuer will make payments on foreign currency notes in the relevant foreign currencies. Notes denominated in Canadian dollars and issued in Canada are not considered to be foreign currency notes. As discussed below under “Special Provisions Relating to Foreign Currency Notes — Payment of Principal, Premium and Interest,” any amounts payable by the issuer in the relevant foreign currency will be converted by the exchange rate agent named in the applicable pricing supplement into U.S. dollars for payment to holders of notes, unless the issuer provides otherwise in the applicable pricing supplement. If you invest in foreign currency notes or currency indexed notes, your investment will be subject to significant risks not associated with investments in debt securities denominated in U.S. dollars or U.S. dollar-based indices. These risks include the possibility of significant changes in the rate of exchange between the U.S. dollar and your payment currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or the applicable foreign governments. We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and that volatility may continue in the future. Past fluctuations in any particular exchange rate are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease in the U.S. dollar-equivalent yield of your foreign currency notes or currency indexed notes, in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your notes and, generally, in the U.S. dollar-equivalent market value of your notes. If payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. The issuer may further describe the currency risks with respect to your foreign currency notes or currency indexed notes in the applicable pricing supplement.

Governmental exchange controls could affect exchange rates and the availability of the payment currency for your foreign currency notes on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date due to circumstances beyond our control. In these cases, the issuer will be allowed to satisfy its obligations in respect of your foreign currency notes in U.S. dollars or Canadian dollars, as the case may be. See “Special Provisions Relating to Foreign Currency Notes — Payment Currency.”

Foreign exchange rates can either float or be fixed by sovereign governments. Governments, however, often do not voluntarily allow their currencies to float freely in response to economic forces. Instead, governments use a variety of techniques, such as intervention by that country’s central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Thus, an important risk in purchasing foreign currency notes or currency indexed notes for U.S. dollar-based investors is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with currency valuation that was previously freely determined, fluctuations in response to other market forces and the movement of currencies across borders. We will make no adjustment or change in the terms of the foreign currency notes or currency indexed notes if exchange rates become fixed, or if any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes occur, or if other developments affecting the U.S. dollar or any applicable currency occur.

The paying agent on the notes will make all calculations relating to foreign currency notes or currency indexed notes. The determinations made by the paying agent will, in the absence of clear error, be binding on holders of the notes.

Unless the issuer provides otherwise in the applicable pricing supplement, the notes it issues in Canada will be denominated in Canadian dollars. For notes with a specified currency other than Canadian dollars the issuer will include in the applicable pricing supplement information concerning historical exchange rates for that currency against the Canadian dollar and a brief description of any relevant exchange controls.

Exchange Rates May Affect The Value Of a Judgment of a U.S. Court Involving Foreign Currency Notes

The notes will be issued as a series of debt securities under an indenture, dated as of November 30, 2001, and amended by a supplemental indenture, dated as of November 16, 2006, between Textron Canada Funding, Textron Financial, as guarantor, and U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, as amended or supplemented from time to time. The indentures and the notes, including foreign currency notes, except to the extent that the issuer specifies otherwise in a pricing supplement, will be governed by, and construed in accordance with, the laws of the State of New York. As a holder of notes, you may bring an action based upon an obligation payable in a currency other than U.S. dollars in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether in granting such a judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the dollar amount of the judgment is calculated and the time U.S. dollars were paid to the holders.

This prospectus supplement, the accompanying prospectus and the applicable pricing supplement do not describe all the risks of an investment in notes denominated in currencies other than U.S. dollars or Canadian dollars. We believe that these risks are potentially too variable to ascertain and describe with any reasonable degree of certainty and that preparation of a list of every potential material risk incorporating every economic, financial, political and military circumstance, among other things, would be impractical. You should consult your own financial and legal advisors as to the risks entailed by an investment in notes denominated in currencies other than U.S. dollars or Canadian dollars. These notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Redemption May Adversely Affect Your Return on The Notes

If your notes are redeemable at the option of the issuer or are subject to mandatory redemption, the issuer may choose to, in the case of optional redemption, or must, in the case of mandatory redemption, redeem your notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest your redemption proceeds in a comparable security at an effective interest rate as high as that of your notes being redeemed.

There May be an Uncertain Trading Market For Your Notes; Many Factors Affect The Trading Value of Your Notes

Upon issuance, your notes will not have an established trading market. We cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness may affect the trading market of your notes. These factors include:

•	the complexity and volatility of the index or formula applicable to your notes,

•	the method of calculating the principal, premium and interest in respect of your notes,

•	the time remaining to the maturity of your notes,

•	the outstanding amount of the notes,

•	the redemption features of your notes,

•	the amount of other debt securities linked to the index or formula applicable to your notes, and

•	the level, direction and volatility of market interest rates generally.

In addition, because some notes were designed for specific investment objectives or strategies, these notes will have a more limited trading market, and will experience more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks relating to your notes.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

Our credit ratings are an assessment of our respective ability to pay our respective obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed above on the value of your notes.

Enforcement of Liabilities With Respect to Textron Canada Funding

Textron Canada Funding is a wholly-owned subsidiary of Textron Financial and is incorporated under the laws of Nova Scotia. One or more of its directors reside outside the United States. All or a substantial portion of the assets of these persons, as well as Textron Canada Funding, are located outside the United States. Textron Canada Funding has consented to service of process in the United States with respect to any action that may be brought in connection with its notes or its indenture. Textron Canada Funding has been advised by its Nova Scotia counsel that there is no treaty regarding the recognition and enforcement of judicial decisions between the United States and Canada. As a result, to enforce a final judgment against Textron Canada Funding obtained in the United States courts, a claimant must bring such final judgment before a Canadian court. Textron Canada Funding has been advised by its Nova Scotia counsel that, subject to certain conditions and qualifications, a Nova Scotia court will normally issue a judgment incorporating the final judgment rendered by the United States court.

IMPORTANT CURRENCY INFORMATION

You are required to pay for each note in the currency provided for in the applicable pricing supplement. If you are a prospective purchaser of a note having a currency other than U.S. dollars, the agents may, in their discretion and upon your request, arrange for the exchange of U.S. dollars into that currency to enable you to pay for the notes. Each exchange will be made by the agent on the terms, conditions, limitations and charges that the agent may from time to time establish in accordance with its regular foreign exchange practice. You must pay all costs of this exchange. See “Special Provisions Relating to Foreign Currency Notes — Currencies.”

ABOUT THIS PROSPECTUS SUPPLEMENT

The notes are a series of the debt securities described in the accompanying prospectus. The following is a description of the particular terms of the notes. You should read this prospectus supplement together with the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. If the following description is inconsistent with the description contained in the accompanying prospectus, then the following description replaces and supersedes the description contained in the accompanying prospectus.

The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement or the accompanying prospectus, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the accompanying prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement in making your investment decision.

USE OF PROCEEDS

Textron Canada Funding will lend the net proceeds from the sale of its notes to Textron Financial’s subsidiary, Textron Financial Canada Limited, to be used for general corporate purposes unless otherwise indicated in the applicable pricing supplement.

DESCRIPTION OF THE NOTES

The notes will be issued as a series of debt securities under an indenture, dated as of November 30, 2001, and amended by a supplemental indenture, dated as of November 16, 2006, with Textron Financial, as guarantor, and U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, as amended or supplemented from time to time. The term “senior debt securities” as used in this prospectus supplement refers to all securities issued and issuable from time to time under the indenture. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The senior debt securities and the indenture are more fully described in the accompanying prospectus. The following summary of the material provisions of the notes and of the indenture is not complete and is qualified in its entirety by reference to the indenture. The summary does not contain all of the provisions that you may want to consider as an investor in the notes. You may wish to review the indenture. We have filed a copy of the indenture with the SEC as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Unless the issuer provides otherwise in the applicable pricing supplement, the notes will have the terms described below, except that references to interest payments and interest-related information do not apply to some original issue discount notes which are notes issued at prices significantly less than the amount payable on them at maturity.

General

The notes will be issued as a series of debt securities under the indenture, subject to the issuer’s right to “reopen” that series to issue additional notes. The issuer may issue an unlimited amount of notes under this prospectus supplement. Simultaneously with this offering, we may also offer outside Canada from time to time Medium-Term Notes, Series F of Textron Financial Corporation and Medium-Term Notes, Series F-CAD of Textron Financial Canada Funding Corp. fully and unconditionally guaranteed by Textron Financial Corporation. Notes issued by Textron Canada Funding will be fully and unconditionally guaranteed under a guarantee by Textron Financial of the payment of principal of, and any premium and interest on, such notes when due, whether at maturity or otherwise. Unless the issuer provides otherwise in the applicable pricing supplement, all senior debt securities, including the notes, issued and to be issued under the indenture (as well as the related guarantee) will be the issuer’s (or the guarantor’s) unsecured general obligations and will rank equally in right of payment with all of its other unsecured and unsubordinated indebtedness from time to time outstanding.

The indenture does not limit the aggregate principal amount of senior debt securities that the issuer may issue. The issuer may issue its senior debt securities from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time as the issuer may authorize for each series. The issuer may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other senior debt securities in addition to the aggregate principal amount of notes offered by this prospectus supplement. As of September 30, 2006, Textron Canada Funding had U.S.$110.0 million aggregate principal amount of senior debt securities outstanding and Cdn.$330.0 million aggregate principal amount of senior debt securities outstanding, all of which are guaranteed by Textron Financial.

The notes will be offered on a continuing basis. Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Notes may be issued at significant discounts from their principal amount payable at maturity, which will be either the stated maturity date or any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at our option, repayment at the option of the holder or otherwise. The stated maturity date or this prior date, as the case may be, is referred to as the “maturity date” with respect to the principal, premium, if any, and interest, payable on that date. For further information regarding discount notes, see “— Original Issue Discount Notes.”

Unless the issuer provides otherwise in the applicable pricing supplement, the notes issued in Canada will be denominated in, and payments in respect of the notes will be made in, Canadian dollars. The notes also may be denominated in, and payments in respect of the notes may be made in, one or more foreign or composite currencies. See “Special Provisions Relating to Foreign Currency Notes — Payment of Principal, Premium and Interest.”

Each fixed rate note will mature on a day nine months or more from the date of issue, as provided in the applicable pricing supplement, as selected by the agent and agreed to by the issuer. Each floating rate note will mature on an interest payment date nine months or more from the date of issue as provided in the applicable pricing supplement, as selected by the agent and agreed to by the issuer. Except as provided in the next sentence, or except as provided in the applicable pricing supplement, in the event that an interest payment date, maturity date or any date fixed for redemption or repayment of any note is not a business day, principal, premium, if any, and interest payable on such interest payment date, maturity date or date fixed for redemption or repayment will be paid on the next succeeding business day with the same effect as if that business day were the specified interest payment date, maturity date or date fixed for redemption or repayment and no interest will accrue for the period from and after the specified interest payment date, maturity date or date fixed for redemption or repayment to the next succeeding business day. However, except as provided in the applicable pricing supplement, if any interest payment date for a floating rate note, other than an interest payment date at maturity, falls on a day that is not a business day, that interest payment date will be postponed to the next business day and interest will continue to accrue to the following business day, but in the case of a LIBOR note or a BA Rate note offered in Canada, if the next business day is in the following calendar month, the interest payment date will be the immediately preceding business day.

Unless the issuer provides otherwise in the applicable pricing supplement, the notes will be issuable only in fully registered book-entry form or certificated form, without coupons, in denominations of Cdn.$1,000 and integral multiples of Cdn.$1,000 above that amount and the minimum denominations of each foreign currency note will be in at least equivalent amounts in the applicable foreign currency, as provided in the applicable pricing supplement. Notes in book-entry form may be transferred or exchanged only through a participating member of The Canadian Depository for Securities Limited or any other depositary as is identified in an applicable pricing supplement. See “— Book-Entry System.” Registration of transfer of notes in certificated form will be made at the corporate trust office of the trustee. There will be no service charge for any registration of transfer or exchange of notes, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange, other than exchanges pursuant to each indenture not involving any transfer.

The pricing supplement relating to a particular issuance of notes will describe the following terms:

•	the principal amount of the notes offered pursuant to such pricing supplement,

•	whether the notes are fixed rate or floating rate notes or will not bear any interest,

•	the price (expressed as a percentage of the aggregate principal amount) at which the notes will be issued,

•	the date on which the notes will be issued,

•	the maturity date of the notes,

•	if the notes are fixed rate notes, the rate per annum at which the notes will bear interest,

•	if the notes are floating rate notes, the terms of the notes, including those matters described below under “— Floating Rate Notes,”

•	whether the notes are original issue discount notes and whether they have been issued with original issue discount for U.S. or Canadian federal income tax purposes,

•	whether the notes are amortizing notes,

•	whether the notes may be redeemed at the option of the issuer, or repaid at the option of the holder, prior to maturity as described under “— Optional Redemption” and “— Repayment at the Noteholders’ Option; Repurchase” below and, if so, the provisions relating to that redemption or repayment, including, in the case of any original issue discount notes, the information necessary to determine the amount due upon redemption or repayment,

•	whether the notes will be initially represented by a global book-entry note registered in the name of The Canadian Depository for Securities Limited or another depositary or a certificate issued in definitive form,

•	any relevant material tax consequences associated with the terms of those notes which have not been described under “Certain Canadian Federal Income Tax Considerations” below,

•	whether the notes will be denominated in a currency other than Canadian dollars, if offered in Canada,

•	the use of proceeds, if materially different from that disclosed in the accompanying prospectus,

•	the identity of any additional agent through or to whom the notes are being sold,

•	the amount of discounts or commissions to be paid to an agent if different from those specifically set forth in the distribution agreements which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and

•	any other terms of those notes that are not inconsistent with the provisions of the applicable indenture.

Payment of Principal, Premium and Interest

The issuer will make payments of principal and premium, if any, and interest on notes in book-entry form through the trustee to the depositary or its nominee. See “— Book-Entry System.”

In the case of notes in certificated form, the issuer will make payment of principal, premium, if any, and interest on the maturity of each note in immediately available funds upon presentation and surrender of the note and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form, at the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, or at any other place as the issuer may designate. Payment of interest due at maturity will be made to the person to whom payment of the principal and premium, if any, of the note in certificated form will be made.

Unless the issuer provides otherwise in the pricing supplement, it will pay interest on each certificated note, other than interest payable upon maturity or upon earlier redemption or repayment, at the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, or at any other office as the issuer specifies or, at its option, by check mailed to the address of the person in whose name a certificated note is registered, as such address appears in the register maintained by the trustee. However, in the case of a note issued between a regular record date and the related interest payment date, interest for the period beginning on the original issue date and ending on the first interest payment date will be paid to the holder on the next succeeding interest payment date. A holder of Cdn.$10,000,000 or more in total principal amount of certificated notes of like tenor and terms will be entitled to receive interest payments in Canadian dollars, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to that interest payment date. Any such wire transfer instructions received by the trustee will remain in effect until revoked by the holder. In the case of a global book-entry note, the payment of interest will be made to a nominee of the depositary.

The interest rates on notes issued in one transaction may be different from the interest rates applicable to notes issued in another transaction depending upon, among other things, the aggregate principal amount of notes purchased in the applicable transaction. The issuer may offer notes with similar variable terms but different interest rates concurrently at any time. The issuer may also concurrently offer notes having different variable terms to different investors.

Interest and Interest Rates

Unless otherwise specified in an applicable pricing supplement, each interest-bearing note will bear interest from the date of issue at the rate per annum or, in the case of a floating rate note, pursuant to the interest rate formula, stated in the applicable note and in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest payments on fixed rate notes and floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or made available for payment or from and including the date of issue, if no interest has been paid or made available for payment with respect to the note, to, but excluding, the related interest payment date or maturity, as the case may be.

The issuer will pay interest in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable and at maturity. The issuer will pay interest to the persons or entities in whose names the notes are registered as of the regular record date. However, interest that the issuer pays at maturity, if any, will be payable to the persons to whom the principal will be payable. If any note is originally issued between a regular record date and the related interest payment date, the issuer will make the first payment of interest on that note on the interest payment date immediately following the next succeeding regular record date to the registered holder on that next succeeding regular record date. Unless the issuer provides otherwise in the applicable pricing supplement, the regular record date with respect to fixed rate notes will be the last day of February and August, whether or not a business day, immediately preceding the related interest payment date and the regular record date with respect to floating rates notes will be the fifteenth day, whether or not a business day, immediately preceding the related interest payment date.

“Business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to non-United States dollar-denominated notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the principal financial center, as defined below, of the country issuing the specified currency or, if the specified currency is euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; and provided further that, with respect to floating rate notes as to which LIBOR is an applicable interest rate basis, the day is also a London banking day.

“London banking day” means a day on which commercial banks are open for business, including dealings in the LIBOR currency, as defined below under “LIBOR Rate Notes,” in London.

“Principal financial center” means, unless otherwise specified in the applicable pricing supplement,

(1) the capital city of the country issuing the specified currency, or

(2) the capital city of the country to which the LIBOR currency relates,

except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Euro, South African rand and Swiss francs, the “principal financial center” will be The City of New York, Sydney, Toronto, London (solely in the case of the specified currency), Johannesburg and Zurich, respectively.

Fixed Rate Notes

Each fixed rate note will bear interest at the annual rate provided in the note and in the applicable pricing supplement. Unless the issuer provides otherwise in the applicable pricing supplement, the interest payment dates for the fixed rate notes will be on March 15 and September 15 of each year. Unless the issuer provides otherwise in the applicable pricing supplement, interest on fixed rate notes issued in Canada will be computed on the basis of a 365-day year and will be payable in two equal semi-annual installments.

Floating Rate Notes

Interest on floating rate notes issued in Canada will be determined by reference to the applicable interest rate basis or interest rate bases, which may be one or more of the following:

•	the BA rate,

•	LIBOR,

•	the Cdn. Prime rate, or

•	any other interest rate basis or bases described in the applicable pricing supplement.

Terms.  Each applicable pricing supplement will specify the terms of the floating rate note being delivered, including the following:

•	whether the floating rate note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note,

•	the interest rate basis or bases (the “base rate”),

•	the initial interest rate,

•	the fixed rate commencement date, if applicable,

•	the fixed interest rate, if applicable,

•	the interest reset dates,

•	record dates,

•	the interest payment dates,

•	the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated (the “index maturity”),

•	the maximum interest rate and minimum interest rate, if any,

•	the number of basis points to be added to or subtracted from the related interest rate basis or bases (the “spread”),

•	the percentage of the related interest rate basis or bases by which the interest rate basis or bases will be multiplied to determine the applicable interest rate (the “spread multiplier”),

•	if one or more of the specified interest rate bases is LIBOR, the index maturity, as defined above, the LIBOR currency and the designated LIBOR page, both as defined below.

If the issuer designates the floating rate note as having an addendum attached, the floating rate note will bear interest in accordance with the terms described in the addendum and the applicable pricing supplement.

The interest rate borne by the floating rate notes will be determined as follows:

Regular Floating Rate Note.  Unless a floating rate note is designated as a “floating rate/fixed rate note,” an “inverse floating rate note” or as having an addendum attached or as having “other provisions” apply relating to a different interest rate formula, the floating rate note will be designated as a “regular floating rate note” and, except as described below or in an applicable pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

•	plus or minus the applicable spread, if any, and/or

•	multiplied by the applicable spread multiplier, if any.

Commencing on the first interest reset date, the interest rate of the regular floating rate note will be reset on each interest reset date. However, the interest rate for the period from the date of issuance to the first interest reset date will be the initial interest rate provided in the pricing supplement.

Floating Rate/Fixed Rate Note.  If a floating rate note is designated as a “floating rate/fixed rate note,” then, except as described below or in the applicable pricing supplement, it will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

•	plus or minus the applicable spread, if any, and/or

•	multiplied by the applicable spread multiplier, if any.

Commencing on the first interest reset date, the interest rate on the floating rate/fixed rate note will be reset on each interest reset date; provided, however, that:

•	the interest rate for the period from the date of issuance to the first interest reset date will be the initial interest rate, and

•	the interest rate for the period commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to maturity, i.e. the fixed rate commencement date, will be the fixed interest rate provided in the applicable pricing supplement or, if no fixed interest rate is provided in the applicable pricing supplement, the interest rate for this period will be the interest rate in effect on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

Inverse Floating Rate Note.  If a floating rate note is designated as an “inverse floating rate note,” then, except as described below or in the applicable pricing supplement, it will bear interest at the fixed interest rate specified in the applicable pricing supplement minus the rate determined by reference to the applicable interest rate basis or bases:

•	plus or minus the applicable spread, if any, and/or

•	multiplied by the applicable spread multiplier, if any.

Unless the issuer provides otherwise in the applicable pricing supplement, the interest rate will not be less than zero.

Commencing on the first interest reset date, the interest rate on the inverse floating rate note will be reset as of each interest reset date. However, the interest rate in effect for the period from the date of issuance to the first interest reset date will be the initial interest rate.

Interest Reset Dates.  The rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as provided in the applicable pricing supplement (the “interest reset date”). Unless the issuer provides otherwise in the applicable pricing supplement, the interest reset date will be:

•	in the case of floating rate notes which reset daily, each business day,

•	in the case of floating rate notes which reset weekly, the Wednesday of each week,

•	in the case of floating rate notes which reset monthly, the third Wednesday of each month,

•	in the case of floating rate notes which reset quarterly, the third Wednesday of March, June, September and December of each year,

•	in the case of floating rate notes which reset semi-annually, the third Wednesday of the two months specified in the applicable pricing supplement, and

•	in the case of floating rate notes which reset annually, the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that:

•	the interest rate of a floating rate/fixed rate note will not reset after the applicable fixed rate commencement date,

•	the initial interest rate, which is the interest rate in effect from the original issue date to, but excluding, the first interest reset date, will be as provided in the applicable pricing supplement,

•	if any interest reset date falls on a day that is not a business day, the applicable interest reset date will be postponed to the next business day, except, in the case of a LIBOR note or a BA Rate note offered in Canada, if that business day is in the following calendar month, the interest reset date will be the immediately preceding business day.

Maximum and Minimum Interest Rates.  A floating rate note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a “maximum interest rate”), and

•	a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a “minimum interest rate”).

The indenture is, and any notes issued under the indenture will be, governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested. While we believe that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. We suggest that prospective investors consult their personal advisors with respect to the applicability of these laws. We have agreed for the benefit of the beneficial owners of the notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates or interest against a beneficial owner of the notes.

Interest Determination Dates.  Unless the issuer provides otherwise in the applicable pricing supplement, the interest rate applicable to each interest reset period commencing on the related interest reset date will be the rate determined as of the applicable “interest determination date” and calculated on or prior to the calculation date, as defined below.

•	The interest determination date with respect to a LIBOR note will be the second London banking day preceding each interest reset date.

•	The interest determination date relating to a floating rate note with an interest rate that is determined by reference to two or more interest rate bases will be the second business day prior to the interest reset date on which each interest rate basis is determinable.

•	The interest determination date with respect to a BA Rate note and a Cdn. Prime Rate note offered in Canada will be each interest reset date for the related note.

Calculation Date

Unless the issuer provides otherwise in the applicable pricing supplement, U.S. Bank National Association will be the calculation agent, which term includes any successor calculation agent appointed by the issuer. The calculation agent will determine for each interest reset date the interest rate in the manner described in this prospectus supplement. The calculation agent will notify the trustee of each determination of the interest rate for any floating rate note promptly after the determination is made. The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next interest reset date for that note.

Unless the issuer provides otherwise in the applicable pricing supplement, the calculation date relating to any interest determination date will be the earlier of:

•	the tenth day after the applicable interest determination date or, if that day is not a business day, the following business day, or

•	the business day preceding the applicable interest payment date or maturity date, as the case may be.

Interest Payments

Each applicable pricing supplement will specify the dates on which interest will be payable. Except as provided below or in the applicable pricing supplement, interest on floating rate notes will be payable:

•	in the case of floating rate notes with a daily, weekly or monthly interest reset date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement,

•	in the case of floating rate notes with a quarterly interest reset date, on the third Wednesday of March, June, September and December of each year,

•	in the case of floating rate notes with a semi-annual interest reset date, on the third Wednesday of the two months of each year specified in the applicable pricing supplement,

•	in the case of floating rate notes with an annual interest reset date, on the third Wednesday of the month of each year specified in the applicable pricing supplement, and

•	at maturity.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent with one half cent being rounded upward.

With respect to each floating rate note, accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of a note by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, the accrued interest factor is computed by adding together the interest factors calculated for each day from the original issue date, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. Unless the issuer provides otherwise in the applicable pricing supplement:

•	in the case of notes for which the interest rate basis is LIBOR, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360,

•	in the case of floating rate notes issued in Canada, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year, and

•	the interest factor for floating rate notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied.

Except as set forth in the applicable pricing supplement, the interest rate in effect on each day will be:

•	if the day is an interest reset date, the interest rate with respect to the interest determination date relating to that interest reset date, or

•	if the day is not an interest reset date, the interest rate with respect to the interest determination date relating to the immediately preceding interest reset date;

provided, however, that the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate specified in the applicable pricing supplement.

Except as described in the applicable pricing supplement, floating rate notes issued in Canada will bear interest at the rate determined by reference to one or more of the BA Rate (as defined below), LIBOR (as defined in “LIBOR Rate Notes” below), or the Cdn. Prime Rate (as defined below) (each an interest rate basis), as specified in the pricing supplement.

BA Rate Notes.  Floating rate notes for which the interest rate is determined with reference to the BA Rate will bear interest at interest rates (calculated with reference to the BA Rate and the spread, spread multiplier or other formula, if any) specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “BA Rate” means the rate (expressed as an annual percentage rate based on a year of 365 days) determined by the calculation agent to be the arithmetic average (rounded to the nearest one-hundred-thousandth of one percent, with .000005 being rounded up) of the bid quotations for bankers’ acceptances stamped by Schedule I Canadian chartered banks denominated in Canadian dollars with a maturity approximately coextensive with the stated maturity applicable to such floating rate note, as set forth on the Reuters CDOR Page (as defined below) at approximately 10:00 a.m. (Toronto time) on the BA Rate interest determination date. If on the BA Rate interest determination date only one or zero quotations are available on the Reuters CDOR Page or if the Reuters CDOR Page is unavailable for any reason, the BA Rate shall be the rate (expressed as an annual percentage rate based on a year of 365 days) determined by the calculation agent to be the average (rounded to the nearest one-hundred-thousandth of one per cent, with .000005 being rounded up) of rates bid by each of the three Schedule I Canadian chartered banks selected by the calculation agent at approximately 10:00 a.m. (Toronto time) on the BA Rate interest determination date for bankers’ acceptances stamped by Schedule I Canadian chartered banks denominated in Canadian dollars with a maturity approximately coextensive with the stated maturity applicable to such floating rate note. If on the BA Rate interest determination date only one or two such Schedule I Canadian chartered banks provide bid quotations, then such bid, or the arithmetic average of such bids, as the case may be, shall be used for purposes of determining the BA Rate.

“Reuters CDOR Page” means the display designated as page “CDOR” on the Reuters Monitor Money Rates Service (or such other page as may replace the CDOR page on that service for the purpose of displaying bankers’ acceptance rates of banks and investment dealers).

LIBOR Rate Notes.  LIBOR rate notes will bear interest at the rates, calculated with reference to LIBOR and the spread and/or spread multiplier, if any, specified in the applicable LIBOR rate notes and in any applicable pricing supplement.

“LIBOR” means:

(1) if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the LIBOR currency, as defined below, having the index maturity specified in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date that appears on the designated LIBOR Page as of 11:00 A.M., London time, on the applicable interest determination date, or

(2) if “LIBOR Reuters” is specified in the applicable pricing supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the LIBOR currency having the index maturity specified in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the designated LIBOR page specified in the applicable pricing supplement as of 11:00 A.M., London time, on the applicable interest determination date. If the designated LIBOR page by its terms provides only for a single rate, then the single rate will be used, or

(3) with respect to a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in clauses (1) and (2), respectively, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of one or more of the agents, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on the second London banking day immediately following the applicable interest determination date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable interest determination date and in a principal amount that is representative for a single transaction in the applicable LIBOR currency in that market at that time, or

(4) if fewer than two quotations referred to in clause (3) are so provided, the rate on the applicable interest determination date calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable principal financial center(s), on the applicable interest determination date by three major banks, which may include affiliates of one or more of the agents, in the applicable principal financial center selected by the calculation agent for loans in the LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the applicable LIBOR currency in that market at that time, or

(5) if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the applicable interest determination date.

“LIBOR currency” means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

“Designated LIBOR page” means either:

•	if “LIBOR Telerate” is designated in the applicable pricing supplement or neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate on page 3750 or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR currency, or

•	if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuters 3000 Xtra Service or any successor service on page “LIBO,” or any other page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR currency.

Cdn. Prime Rate Notes.  Floating rate notes for which the interest rate is determined with reference to the Cdn. Prime Rate will bear interest at the rates (calculated with reference to the Cdn. Prime Rate and the spread, spread multiplier or other formula, if any) specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “Cdn. Prime Rate” means the rate (expressed as an annual percentage rate based on a year of 365 days) determined by the issuer to be the average (rounded to the nearest one-hundred-thousandth of one percent, with .000005 being rounded up) of the rates publicly quoted by the Schedule I Canadian chartered banks as base rates for determining interest rates on Canadian dollar prime rate loans in Canada prevailing at 10:00 a.m. (Toronto time) on the Cdn. Prime Rate interest determination date.

Other Provisions; Addenda

Any provisions with respect to an issue of notes, including the determination of one or more interest rate bases, the specification of one or more interest rate bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repayment provisions, or any other matters relating to the applicable notes, may be modified by the terms as specified under “Other Provisions” on the face of the applicable notes or in an addendum relating to the applicable notes, if so specified on the face of the applicable notes and in the applicable pricing supplement.

Amortizing Notes

The issuer may offer, from time to time, amortizing notes with the amount of principal and interest payable in installments over the term of these notes. Unless the issuer provides otherwise in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 365-day year. Payments with respect to amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. Further information concerning additional terms and provisions of the amortizing notes will be provided in the applicable pricing supplement, including a table setting forth repayment information for the amortizing notes.

Optional Redemption

Unless the issuer provides otherwise in the applicable pricing supplement:

•	the notes will not be subject to any sinking fund, and

•	the issuer cannot at its option redeem the notes prior to maturity.

If the pricing supplement provides that the issuer may redeem the notes, it will indicate the terms on which the notes will be redeemable at its option. The pricing supplement will also indicate:

•	the initial redemption date from which the notes may be redeemed, and

•	the redemption price at which, together with accrued interest to the initial redemption date, the notes may be redeemed.

Unless the issuer provides otherwise in the applicable pricing supplement, the redemption price will be an amount equal to the initial redemption percentage provided in the applicable pricing supplement multiplied by the unpaid principal amount of the notes to be redeemed. The initial redemption percentage will decline at each anniversary of the initial redemption date by a percentage specified in the applicable pricing supplement of the principal amount to be redeemed until the redemption price is 100% of the principal amount to be redeemed.

Unless otherwise specified in the applicable pricing supplement, notice of redemption will be provided by mailing a notice of the redemption to each holder by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the address of each holder set forth in the issuer’s books. Unless the issuer provides otherwise in the applicable pricing supplement, the issuer may exercise its option to redeem the notes in whole or in part in increments of Cdn. $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least Cdn. $1,000 or other minimum authorized denomination applicable thereto). In the event of redemption of a note in part only, the issuer will issue a new note for the unredeemed portion of the note to the holder of the note upon the cancellation of the note.

Whenever less than all of the notes of like tenor and terms are to be redeemed, the notes to be redeemed will be selected by the trustee by a method the trustee finds appropriate and fair.

Repayment at the Noteholders’ Option; Repurchase

Unless the issuer provides otherwise in the applicable pricing supplement, the notes will not be repayable at the option of the holder. If applicable, the pricing supplement relating to a particular issuance of notes will indicate that those notes may be repayable at the option of the holder on a date or dates provided prior to the maturity date and, unless we provide otherwise in the applicable pricing supplement, at a price equal to 100% of the principal amount of the notes, together with accrued interest to the date of repayment. The pricing supplement will also indicate the other terms applicable to any repayment at the option of a holder.

In order for notes to be repaid, the trustee must receive at least 30 days but not more than 60 days before the optional repayment date:

•	in the case of a note in certificated form, the note and the form on the reverse side of the note entitled “Option to Elect Repayment” duly completed, or

•	in the case of a note in book-entry form, instructions to that effect from the applicable beneficial owner of the global security representing the notes to the depositary and forwarded by the depositary to the trustee.

Exercise of the repayment option by the holder of a note will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note in increments of Cdn. $1,000 or any integral multiples of an authorized denomination specified in the applicable pricing supplement but in that event the principal amount of the note remaining outstanding after repayment must be an authorized denomination. If a note is partially repaid, the note will be canceled and the issuer will issue a new note for the remaining principal amount in the name of the holder of the repaid note.

If a note is represented by a book-entry note, the depository or its nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of the note must instruct the broker or other participant through which it holds an interest in the note to notify the depository or its nominee of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers, and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to the depository or its nominee. All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the global security or securities representing the related notes in book-entry form, on the depositary’s records, to the trustee. See “— Book-Entry System.”

If applicable, the issuer will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934 and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment.

We may at any time purchase notes at any price in the open market or otherwise. Notes purchased by us may, at our discretion, be held, resold or surrendered to the registrar for cancellation.

Renewable Notes

The issuer may issue renewable notes, which are notes that will automatically renew at their maturity date unless the holder of the renewable note elects to terminate the automatic extension feature by giving notice in the manner described in the related pricing supplement.

The holder of the renewable note must give notice of termination at least 15, but not more than 30, days prior to the renewal date. The holder of a renewable note may terminate the automatic extension for less than all of the holder’s renewable notes only if the terms of the note as described in the related pricing supplement specifically permit partial termination. An election to terminate the automatic extension of any portion of the renewable note is irrevocable and will be binding on the holder of the note. If the holder elects to terminate the automatic extension of the maturity of the note, the holder will become entitled to the principal and interest accrued up to the renewal date. The related pricing supplement will identify a final maturity date beyond which the maturity date cannot be renewed.

If a note is represented by a book-entry note, the depositary or its nominee will be the holder of the note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a note. In order to ensure that the depositary or its nominee will timely exercise a right to terminate the automatic extension provisions of a particular note, the beneficial owner of the note must instruct the broker or other participant through which it holds an interest in the note to notify the depositary or its nominee of its desire to terminate the automatic extension of the note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to the depositary or its nominee.

Extendible Notes

The issuer may issue notes whose stated maturity date may be extended at our option, an “extendible note,” for one or more whole year periods, each an “extension period,” up to but not beyond a final maturity date described in the related pricing supplement.

The issuer may exercise its option to extend the extendible note by notifying the trustee (or any duly appointed paying agent) prior to the then effective maturity date. If the issuer elects to extend the extendible note, the trustee (or paying agent) will mail (at least 40 days prior to the maturity date) to the registered holder of the extendible note a notice (“extension notice”) informing the holder of its election, the new maturity date and any updated terms. Upon the mailing of the extension notice, the maturity of such note will be extended automatically as set forth in the extension notice.

In connection with the extension of an extendible note, the issuer may, at its option, establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the applicable trustee (or paying agent) to mail notice of that higher interest rate or higher spread and/or spread multiplier to the holder of the note. The notice will be irrevocable.

If the issuer elects to extend the maturity of an extendible note, the holder of the note will have the option to instead elect repayment of the note by the issuer on the then effective maturity date at a price equal to the principal amount of the note plus any accrued and unpaid interest to that date. In order for an extendible note to be so repaid on the maturity date, the trustee must receive, prior to the maturity date, unless the issuer provides otherwise in the applicable pricing supplement, (i) the original note with the form entitled “Option to Elect Repayment” duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a stock exchange or a chartered bank or trust company in Canada in respect of notes issued in Canada, setting forth the name of the holder of the note, the principal amount of the note, the amount of the note to be repaid, a statement that the option to elect repayment is being made thereby, and a guarantee that the note to be repaid, with the form entitled “Option to Elect Repayment” on the reverse thereof duly completed, will be received by the issuer no later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter.

The option may be exercised by the holder of an extendible note for less than the aggregate principal amount of the note then outstanding if the principal amount of the note remaining outstanding after repayment is an authorized denomination.

A holder who has tendered an extendible note for repayment may, by written notice to the issuer, revoke the tender until 3:00 P.M. New York City time on the 15th day preceding the then effective maturity date.

If a note is represented by a book-entry note, the depositary or its nominee will be the holder of that note and therefore will be the only entity that can exercise a right to repayment. To ensure that the depositary or its nominee timely exercises a right to repayment with respect to a particular note, the beneficial owner of that note must instruct the broker or other participant through which it holds an interest in the note to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to the depositary or its nominee.

Indexed Notes

The issuer may from time to time offer “indexed notes” with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to an indexed currency or to other items, in each case as specified in the applicable pricing supplement. In certain cases, holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of such indexed notes depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of indexed notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in indexed notes will be specified in the applicable pricing supplement.

Book-Entry System

The following information supplements the information on CDS set forth under “Description of Debt Securities — Book-Entry Procedures” in the accompanying prospectus.

  General

Upon issuance, all notes in book-entry form having the same date of issue, interest rate or formula, maturity and redemption and/or repayment provisions, if any, and otherwise having identical terms and provisions will be represented by one or more fully registered global notes. Each global note issued in Canada will be deposited with, or on behalf of, CDS Clearing and Depository Services Inc. (“CDS”) as depositary and will be registered in the name of CDS or a nominee of CDS. Unless and until it is exchanged in whole or in part for notes in certificated form, no global note may be transferred except as a whole by (1) CDS to a nominee of CDS; (2) by a nominee of CDS to CDS or to another nominee of the CDS; or (3) by CDS or any of its nominees to a successor of CDS, or a nominee of the successor.

  CDS Procedures

The notes issued in Canada will initially be represented by one or more global notes in definitive, fully registered form without interest coupons. The global notes issued in Canada will be held by, or on behalf of, CDS as depositary and registered in the name of CDS or its nominee, CDS & Co., except in certain circumstances described below. Direct and indirect participants in CDS will record beneficial ownership of the notes by their respective accountholders. Ownership of beneficial interests in the global notes will be shown on, and transfers of their ownership may be effected only through, records maintained by CDS or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as CDS or its nominee is the registered owner or holder of the global notes, CDS or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes (except for matters relating to any applicable withholding taxes) under the applicable indenture and the notes. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with CDS’s applicable procedures, in addition to those provided for under the applicable indenture.

Except in the limited circumstances described below under “— Certificated Notes in Canada,” owners of beneficial interests in the global notes will not be entitled to receive physical delivery of certificated notes.

Payments of the principal, premium, if any, and interest on the global notes will be made to CDS or its nominee, as the case may be, as the registered owner of the global notes. None of Textron Canada Funding,

Textron Financial, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial funding ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such funding beneficial ownership interests.

We expect that CDS or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of CDS or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between CDS participants will be effected in the ordinary way in accordance with CDS rules and will be settled in same-day funds.

The policies of CDS will govern payments, transfers, exchange and other matters relating to your interest in the global notes. We have obtained the foregoing information from sources we believe to be reliable, including from CDS. CDS is under no obligation to perform or continue to perform the procedures described above, and it may modify or discontinue them at any time. None of Textron Canada Funding, Textron Financial, the trustee, any paying agent or any transfer agent will have any responsibility for the performance by CDS or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Notes in Canada

Under the terms of the indenture, owners of notes will receive certificated notes with the TFC guarantee endorsed thereon:

•	if CDS notifies the issuer that it is unwilling or unable to continue to act as depositary or CDS ceases to be registered as a clearing agency under the Securities Act (Ontario) and equivalent legislation in other provinces and any other applicable statute or regulation and in each case a successor depositary is not appointed by the issuer within 90 days;

•	if at any time the issuer in its sole discretion determines that the global notes should be exchanged for certificated notes; or

•	if an event of default (as defined in the applicable indenture) with respect to the notes has occurred and is continuing.

In any such instance, an owner of a beneficial interest in a global note will be entitled to have notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of certificated notes with the TFC guarantee endorsed thereon in accordance with the relevant provisions of the notes, the indenture and the rules and procedures of CDS. Notes denominated in Canadian dollars in certificated form will be issued in denominations of Cdn.$1,000 and integral multiples of Cdn.$1,000 and will be issued in registered form only, without coupons. Holders of interests in the global notes that receive certificated notes in such circumstances may receive notes with the TFC guarantee endorsed thereon, in accordance with the relevant provisions of the notes, the indenture, and the rules and procedures of CDS.

We will maintain in the Borough of Manhattan, the City of New York (or elsewhere, as we may specify), one or more offices or agencies where notes may be presented for payment and may be transferred or exchanged. No service charge will be made for any registration of transfer or exchange of certificated notes, but we may require payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration.

Governing Law and Judgments

The indenture and notes will be governed by and construed in accordance with the laws of the State of New York.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

Unless the issuer indicates otherwise in the applicable pricing supplement, the notes issued in Canada will be denominated in Canadian dollars, the issuer will make payments of principal, premium, if any, and interest on the notes in Canadian dollars and you must pay the purchase price of the notes in Canadian dollars in immediately available funds. If any of the notes issued in Canada (“foreign currency notes”) are to be denominated or payable in a currency or basket of currencies other than Canadian dollars (or, if that currency is not at the time of the purchase or payment legal tender for the payment of public and private debts of the country issuing that currency or, in the case of euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty Establishing the European Community, as amended by the Treaty on European Union, the currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be) (a “specified currency”), the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions relating to notes issued in Canada set forth in the accompanying prospectus and elsewhere in this prospectus supplement. Notes denominated in U.S. dollars and issued in the United States are not considered to be foreign currency notes.

A pricing supplement with respect to any foreign currency note (which may include information with respect to applicable current foreign exchange controls), is a part of this prospectus and the accompanying prospectus supplement. Any information we provide you concerning exchange rates is provided as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future. The information set forth in this prospectus supplement is directed to prospective purchasers who are Canadian residents and, with respect to foreign currency notes, is by necessity incomplete. We and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than Canada with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, their foreign currency notes.

Currencies

The issuer may offer foreign currency notes denominated and/or payable in a specified currency or specified currencies. Unless the issuer indicates otherwise in the applicable pricing supplement, you are required to pay for foreign currency notes in the specified currency. At the present time, there are limited facilities in Canada for conversion of Canadian dollars into specified currencies and vice versa, and banks may elect not to offer non-Canadian dollar checking or savings account facilities in Canada. However, at your request, on or prior to the fifth business day preceding the date of delivery of the foreign currency notes, or by such other day as determined by the agent who presents the offer to purchase foreign currency notes to us, that agent may be prepared to arrange for the conversion of Canadian dollars into the applicable specified currency set forth in the applicable pricing supplement to enable the purchasers to pay for the foreign currency notes. Each such conversion will be made by the agent or agents on the terms and subject to the conditions, limitations and charges as the agent may from time to time establish in accordance with their regular foreign exchange practices. If you purchase foreign currency notes you will pay all costs of exchange.

The applicable pricing supplement will set forth information about the specified currency in which a particular foreign currency note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, and, in the case of a basket of currencies, will include a description of that basket and a description of provisions for payment in the event that currency basket is no longer used for the purposes for which it was established.

Payment of Principal, Premium and Interest

The issuer will pay the principal of, premium, if any, and/or interest on foreign currency notes in the specified currency. Accordingly, if you are a holder of foreign currency notes you will be paid in Canadian dollars converted from the specified currency unless you elect to be paid in the specified currency or unless the applicable pricing supplement provides otherwise.

The issuer will base Canadian dollar amounts that it owes to holders of foreign currency notes on the highest bid quotation received by the exchange rate agent specified in the applicable pricing supplement in The City of New York at approximately 11:00 A.M., New York City time, on the second business day preceding the applicable payment date. The exchange rate agent will obtain that highest quote by asking three recognized foreign exchange dealers approved by us (one of whom may be the exchange rate agent) for their bid quotations for the purchase of the specified currency in exchange for Canadian dollars for settlement on the relevant payment date, in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive Canadian dollar payments, and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, the issuer will make payments in the specified currency. All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments.

Unless the issuer indicates otherwise in the applicable pricing supplement, as a holder of foreign currency notes you may elect to receive payment of the principal of, premium, if any, and/or interest on the foreign currency notes in the specified currency by transmitting a written request for such payment to the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, at least fifteen days prior to the applicable interest payment date or maturity, as the case may be. You may make this request in writing (mailed or hand delivered) or sent by facsimile transmission. As a holder of a foreign currency note you may elect to receive all or a specified portion of all future payments in the specified currency for all payments of principal, premium, if any, and/or interest and need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the trustee, but written notice of any such revocation must be received by the trustee at least fifteen days prior to the applicable interest payment date or maturity, as the case may be. If your foreign currency notes are held in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how you may elect to receive payments in the specified currency.

If a note is represented by a global note, CDS or its nominee will be the holder of the note and will be entitled to all payments on the note. Although CDS can hold notes denominated in foreign currencies, all payments to CDS will be made in Canadian dollars. Accordingly, a beneficial owner of the related global note who elects to receive payments of principal, premium, if any, and/or interest in the specified currency must notify the participant through which it owns its interest on or prior to the applicable regular record date, in the case of a payment of interest, or at least fifteen days prior to maturity, in the case of a payment of principal and/or premium, of that beneficial owner’s election. The participant must notify CDS of that election on or prior to the third business day after the regular record date or at least twelve days prior to maturity, as the case may be. CDS will notify the trustee of the election on or prior to the fifth business day after the regular record date or at least ten days prior to maturity, as the case may be. If the participant receives complete instructions from the beneficial owner and those instructions are forwarded by the participant to CDS, and by CDS to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. For more information about global notes, see “Description of the Notes — Book-Entry System.”

The issuer will pay principal, any premium and/or interest on foreign currency notes to be paid in Canadian dollars in the manner specified in the accompanying prospectus and this prospectus supplement with respect to notes denominated in Canadian dollars. See “Description of the Notes — Payment of Principal, Premium and Interest.” Unless otherwise specified in the applicable pricing supplement, the issuer will pay interest on foreign currency notes in the specified currency on an interest payment date other than the maturity date by check mailed on the relevant interest payment date to the persons entitled thereto as their addresses shall appear in the security register. The issuer will pay the principal of foreign currency notes, together with any premium and any interest accrued and unpaid thereon, due at maturity in the specified currency by wire transfer of immediately available funds to an account with a bank designated at least fifteen days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments upon surrender of the notes at the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in the specified currency in accordance with its normal procedures.

Payment Currency

If a specified currency is not available for the payment of principal, premium or interest with respect to a foreign currency note due to the imposition of exchange controls or other circumstances beyond our control, the issuer will be entitled to satisfy its obligations to holders of foreign currency notes by making that payment in Canadian dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the “market exchange rate”) as computed by the exchange rate agent on the second business day prior to the particular payment or if the market exchange rate is not then available, on the basis of the most recently available market exchange rate on or before the date that payment is due, or as otherwise indicated in an applicable pricing supplement. Any payment made under such circumstances in Canadian dollars where the required payment is in a specified currency will not constitute a default under the applicable indenture with respect to the notes.

All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

As indicated above, if you invest in foreign currency notes or currency indexed notes your investment will be subject to substantial risks, the extent and nature of which change continuously. As with any investment that you make in a security, you should consult your own financial and legal advisors as to the risks entailed in an investment in foreign currency notes or currency indexed notes. Such notes are not an appropriate investment for you if you are unsophisticated with respect to foreign currency matters.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The discussion below is intended to be a general description only of certain Canadian federal income tax considerations applicable to the ownership and disposition of notes of Textron Canada Funding acquired pursuant to this offering and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Purchaser (as defined below). This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective investors are urged to consult their own tax advisers with respect to the Canadian federal and provincial tax consequences of an investment in the notes having regard to their own particular circumstances.

The following is a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) (the “Canadian Tax Act”) to a person who acquires beneficial ownership of the notes of Textron Canada Funding (“notes”) in an initial offering pursuant to the terms of this prospectus supplement (a “Purchaser”) and who for the purposes of the application of the Canadian Tax Act, and at all relevant times, is or is deemed to be resident in Canada, holds the notes as capital property, deals at arm’s length with the issuer, is not affiliated with the issuer and is not a “financial institution” for purposes of certain provisions of the Canadian Tax Act relating to securities held by financial institutions. The notes will generally be treated as capital property of a Purchaser unless the Purchaser is considered to be a trader or dealer in securities or has acquired or holds the notes in a transaction or transactions considered to be an adventure in the nature of trade or for a purpose other than to hold as an investment. This summary is not applicable to a purchaser of an interest which is a “tax shelter investment” as defined in the Canadian Tax Act.

This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder (the “Regulations”) in force on the date hereof, specific proposals (the “Tax Proposals”) to amend the

Canadian Tax Act or the Regulations publicly announced by the Minister of Finance prior to the date hereof, and counsel’s understanding of the current published administrative and assessing practices of the Canada Revenue Agency (the “CRA”). This summary is not exhaustive of all possible Canadian income tax consequences and, except for the Tax Proposals, does not take into account or anticipate any changes in law or in the administrative and assessing practices of the CRA, whether by legislative, governmental or judicial action, nor does it take into account income tax laws or considerations of any province or territory of Canada or any jurisdiction other than Canada. No assurance can be given that the Tax Proposals will become law in their present form or at all.

For the purpose of the Canadian Tax Act and the Regulations, all amounts in U.S. dollars or other non-Canadian currency that relates to the acquisition, holding or disposition of a note including interest, adjusted cost base, proceeds of disposition (including transfer or redemption) and issue price must be converted into Canadian dollars based on the exchange rate prevailing at the relevant time.

Taxation of Interest on Notes

A Purchaser that is a corporation, partnership, unit trust or any trust of which a corporation or a partnership is a beneficiary will be required to include in computing its income for a taxation year any interest that accrues to the Purchaser on a note to the end of the year or that becomes receivable or is received by the Purchaser before the end of the year, to the extent that such interest was not included in computing the Purchaser’s income for a preceding taxation year.

Any other Purchaser, including an individual, will be required to include in computing its income for a taxation year any interest on a note that is received or receivable by the Purchaser in the taxation year (depending on the method regularly followed by the Purchaser in computing the Purchaser’s income) to the extent that the interest was not included in computing the Purchaser’s income for a preceding taxation year. In addition, unless interest is otherwise included in income at periodic intervals of not more than one year, such Purchaser will be required to include in computing its income for a taxation year any interest that accrued to the Purchaser to the end of any “anniversary day” (as defined in the Canadian Tax Act) of the note, to the extent that such amount was not otherwise included in computing the Purchaser’s income for the year or for any preceding taxation year.

If a note is issued at a discount or is otherwise a “prescribed debt obligation” as defined by the Regulations interest will be deemed to accrue to the Purchaser for purposes of the rules described above at a rate determined in accordance with the Regulations.

A Purchaser that is a Canadian-controlled private corporation (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on investment income. For this purpose, investment income will generally include interest income and taxable capital gains.

Redemption or Other Disposition

On an assignment or other transfer of a note, a Purchaser will generally be required to include in computing its income for the year of transfer, the amount, if any, of interest that has accrued on the note to the date of transfer, and which was not, in accordance with the terms of the debt security, payable until after that date, to the extent that such amount has not otherwise been included in computing the Purchaser’s income for that year or a preceding year.

On a redemption of the note before maturity, the amount, if any, by which the redemption proceeds exceed the principal amount of the note may be deemed to be interest received by the Purchaser.

In addition, a disposition of a note (including a redemption or purchase by the issuer) generally will give rise to a capital gain (or a capital loss) to the extent that a Purchaser’s proceeds from the disposition of the debt security net of accrued interest and amounts deemed to be interest exceed (or are less than) the aggregate of the Purchaser’s adjusted cost base of the note and any reasonable costs of disposition. One-half of the amount of any capital gain (a “taxable capital gain”) realized by a Purchaser in a taxation year generally must be included in income in that year, and one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year must be deducted from taxable capital gains realized by the Purchaser in that year. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against net taxable capital gains realized in such years to the extent provided in the Canadian Tax Act. A capital gain realized by an individual may give rise to a liability for alternative minimum tax.

PLAN OF DISTRIBUTION

Textron Canada Funding is offering the notes in Canada on a continuing basis for sale to or through RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. and Scotia Capital Inc. (the “agents”). The agents, individually or in a syndicate, may purchase notes, as principal, from the issuer from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, the issuer may agree with an agent for that agent to utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from .125% to .750% of the principal amount of each note, depending upon its stated maturity, sold through that agent as our agent. The issuer will negotiate commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent as our agent at the time of the related sale. In addition, we estimate that our expenses incurred in connection with the offering and sale of the notes, including reimbursement of certain of the agents’ expenses, will total approximately $1,900,000.

Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An agent may sell notes it has purchased from us as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with that purchase. An agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of notes, the offering price (in the case of notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by us or through an agent). Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of your notes in immediately available funds in the specified currency in The City of New York on the date of settlement. See “Special Provisions Relating to Foreign Currency Notes.”

Upon issuance, the notes will not have an established trading market. The notes will not be listed on any securities exchange. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and there can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time.

In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, the applicable agents will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If those agents create a short position in notes, i.e., if they sell notes in an amount exceeding the amount referred to in the applicable pricing supplement, they may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these types of purchases.

Neither we nor any agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor any agent makes any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

The agents may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make in respect thereof.

In the ordinary course of their business, the agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates, for which they receive customary fees and expenses.

From time to time, we may sell other securities referred to in the accompanying prospectus, and the amount of notes offered hereby may be reduced as a result of these sales.

We do not intend to list the notes on any securities exchange. The agents may make a market in the notes; however, the notes will not have an established trading market when issued and although the agents may from time to time purchase and sell notes in the secondary market, they are not obligated to do so. There can be no assurances that there will be a secondary market for the notes or liquidity in any secondary market.

VALIDITY OF THE NOTES

Edwards Angell Palmer & Dodge LLP and Stewart McKelvey will issue opinions about the validity of the notes for Textron Canada Funding. Edwards Angell Palmer & Dodge LLP will issue an opinion about the validity of the TFC guarantee for Textron Financial. Certain matters relating to Ontario law and Canadian federal income tax matters will be passed upon for Textron Financial and Textron Canada Funding by Osler, Hoskin & Harcourt, LLP. Torys LLP will pass on certain matters for the Canadian agents in respect of the notes being offered in Canada.

ELIGIBILITY FOR INVESTMENT

In the opinion of Osler Hoskin & Harcourt LLP and Torys LLP, provided that at the time of issue, the notes of Textron Canada Funding are held by at least 300 different persons, the notes of Textron Canada Funding at that time will be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered education savings plans, registered retirement income funds and deferred profit sharing plans, other than trusts governed by deferred profit sharing plans for which any of the employers is Textron Canada Funding or is a corporation which does not deal at arm’s length with Textron Canada Funding.

PURCHASER’S STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to the applicable provisions of the securities legislation of their province for particulars of these rights or consult with a legal adviser. Rights and remedies also may be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. legal adviser for particulars of these rights.

CERTIFICATE OF THE AGENTS
Dated December 13, 2006

To the best of our knowledge, information and belief, the MJDS prospectus, together with the documents incorporated in the prospectus, as supplemented by the foregoing, will as of the date of each supplement to the MJDS prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered under the MJDS prospectus and by the supplement as required by the provinces of Alberta, British Columbia, Manitoba, Ontario, Quebec, Saskatchewan, Nova Scotia, New Brunswick, Prince Edward Island, and Newfoundland and Labrador and will not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed.

RBC Dominion Securities Inc.

By:
Chris Seip

BMO Nesbitt Burns Inc.

By:
Peter K. Marchant

Scotia Capital Inc.

By:
James Gallant

This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and in those jurisdictions only by persons permitted to sell such securities. No securities commission or similar authority in Canada or the United States of America has in any way passed upon the merits of the securities offered by this prospectus and any representation to the contrary is an offence.

PROSPECTUS

TEXTRON FINANCIAL CANADA FUNDING CORP.

Guaranteed Debt Securities of
Textron Financial Canada Funding Corp.

Textron Financial Canada Funding Corp. may periodically sell debt securities to the public. Such debt securities will be fully and unconditionally guaranteed by Textron Financial Corporation. Textron Financial Canada Funding Corp. will provide specific terms of such debt securities in supplements to this prospectus. Textron Financial Canada Funding Corp. will not offer any of its convertible debt securities or subordinated debt securities in Canada pursuant to this prospectus.

You should read this prospectus and each applicable supplement carefully before you invest. In this prospectus, unless otherwise specified, all dollar amounts are expressed in U.S. dollars.

This offering is being made by Textron Financial Canada Funding Corp., a Canadian issuer, whose obligations under debt securities issued by it will be guaranteed by Textron Financial Corporation, a U.S. issuer, using disclosure documents prepared in accordance with U.S. securities laws. Purchasers should be aware that these requirements may differ from those of Canadian securities laws. The financial statements included or incorporated by reference in this prospectus have not been prepared in accordance with Canadian generally accepted accounting principles and may not be comparable to financial statements of Canadian issuers. This offering is being made by Textron Financial Canada Funding Corp. in each of the provinces of Canada pursuant to decisions issued by the securities commission or similar regulatory authority of those provinces.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or the prospectus supplement that we have referred you to. No one is authorized to provide you with different information.

This prospectus may not be used to sell these securities unless it is accompanied by a prospectus supplement.

This prospectus is dated December 13, 2006.

Certain of the directors and officers of the issuer, Textron Financial Corporation and the experts named in this prospectus reside outside of Canada. Certain of the assets of these persons, the issuer and Textron Financial Corporation may be located outside Canada. The issuer has appointed Stewart McKelvey, Suite 800, 1959 Upper Water Street, P.O. Box 997 Halifax, Nova Scotia, Canada, B3J 2X2 as its agent for service of process in Canada, but it may not be possible for investors to effect service of process within Canada upon the directors, officers and experts referred to above. It may also not be possible to enforce against the issuer, Textron Financial Corporation and their respective directors and officers and the experts named in this prospectus, judgments obtained in Canadian courts predicated upon the civil liability provisions of the applicable securities laws in Canada.

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ABOUT THIS PROSPECTUS

This prospectus is part of a joint registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the senior debt securities of Textron Financial Corporation (the “TFC securities”) and the senior debt securities of Textron Financial Canada Funding Corp. (the “guaranteed debt securities”), which are fully and unconditionally guaranteed by Textron Financial Corporation (the “TFC guarantee”) as described in this prospectus and the other prospectus included in the registration statement. Textron Financial Corporation and Textron Financial Canada Funding Corp. may issue an unlimited amount of TFC securities and guaranteed debt securities under this prospectus and the other prospectus included in the registration statement. Unless the context otherwise requires, we will refer to the TFC securities to be issued by Textron Financial and the guaranteed debt securities to be issued by Textron Canada Funding as the “securities”.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities offered. Material Canadian federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. Each prospectus supplement may also add to, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.

In this prospectus, we will refer to Textron Financial Corporation as “Textron Financial” or “TFC” and Textron Financial Canada Funding Corp. as “Textron Canada Funding” or “TFCFC.” Unless the context otherwise requires, we will use the terms “we,” “our,” “ourselves” and “us” to mean Textron Financial and Textron Canada Funding. In addition, we will use the term “issuer” when referring to the particular company that issues a particular security or series of securities.

Unless otherwise specified, all dollar amounts in this prospectus are expressed in U.S. dollars.

In no event will this prospectus constitute an offer of the securities to be registered under the Securities Act pursuant to any registration statement other than the registration statement of which the prospectus is a part.

TEXTRON FINANCIAL CORPORATION

Textron Financial was incorporated in the State of Delaware in 1962. Its executive office is at 40 Westminster Street, Providence, Rhode Island, and its telephone number is 401-621-4200.

Textron Financial is a diversified commercial finance company with core operations in six segments:

•	Aircraft Finance provides financing for new and used Cessna business jets, single engine turboprops, piston-engine airplanes, Bell helicopters, and other general aviation aircraft;

•	Asset-Based Lending provides asset-based loans to middle-market companies in several industries, and provides factoring arrangements primarily for freight companies;

•	Distribution Finance primarily offers inventory finance programs for dealers of Textron Inc. manufactured products and for dealers of a variety of other household, housing, leisure, agricultural and technology products;

•	Golf Finance primarily makes mortgage loans for the acquisition and refinancing of golf courses and provides term financing for E-Z-GO golf cars and Jacobsen turf-care equipment;

•	Resort Finance primarily extends loans to developers of vacation interval resorts, secured primarily by notes receivable and interval inventory; and

•	Structured Capital primarily engages in long-term leases of large-ticket equipment and real estate, primarily with investment grade lessees.

Textron Financial’s other financial services and products include transaction syndication, equipment appraisal and disposition, and portfolio servicing offered through Textron Business Services, Inc.

All of Textron Financial’s stock is owned by Textron Inc., a global, multi-industry company with operations in four business segments: Bell, Cessna, Industrial and Finance. At December 31, 2005, 19% of Textron Financial’s total managed finance receivables represented finance receivables originated in connection with the sale or lease of Textron manufactured products.

Textron Financial’s financing activities are confined almost exclusively to secured lending and leasing to commercial markets. Textron Financial’s services are offered primarily in North America. However, Textron Financial finances certain Textron products worldwide, principally Bell helicopters and Cessna aircraft.

Textron Financial entered into a Support Agreement dated as of May 25, 1994 with Textron Inc. The Support Agreement requires Textron Inc. to pay Textron Financial, quarterly, an amount sufficient to provide that pre-tax earnings, before extraordinary items and fixed charges, will not be less than 125% of Textron Financial’s fixed charges. Fixed charges for purposes of the Support Agreement include interest on indebtedness and amortization of debt discount. Textron Inc. was not required to make any payments under the Support Agreement for the nine months ended September 30, 2006, or for the years ended 2005, 2004, 2003, 2002 and 2001, when Textron Financial’s fixed charge coverage ratios were 162%, 177%, 189%, 167%, 164% and 173% respectively. In addition, Textron Inc. has agreed to maintain Textron Financial’s consolidated shareholders’ equity at an amount not less than $200 million. Under the terms of the Support Agreement, Textron Financial has agreed with Textron Inc. that one hundred percent (100%) of Textron Financial’s issued and outstanding common stock will be owned by Textron Inc. or a corporation controlled by, controlling, or under common control with, Textron Inc. The Support Agreement is not a guarantee by Textron Inc. of the payment of interest or principal of any obligation, indebtedness or liability by Textron Financial, including the securities or the TFC guarantees in respect of the guaranteed debt securities offered hereby, to any person. However, the Support Agreement does contain provisions protecting Textron Financial’s investors from the termination of the Support Agreement and entitling them to enforce its provisions against Textron Inc. As a result, if Textron Inc. does not comply with its obligations under the Support Agreement, holders of TFC securities and holders of guaranteed debt securities could bring an action against Textron Inc. to compel Textron Inc. to comply with its obligations.

TEXTRON FINANCIAL CANADA FUNDING CORP.

Textron Canada Funding is one of Textron Financial’s wholly-owned subsidiaries, incorporated under the laws of the Province of Nova Scotia, as an unlimited liability company, solely for the purpose of raising capital to meet financing needs of Textron Financial’s subsidiary, Textron Financial Canada Limited. Textron Canada Funding’s registered office is located at Suite 800, 1959 Upper Water Street, P.O. Box 997, Halifax, Nova Scotia, Canada B3J 2X2. Its principal executive offices are located at 5515 North Service Road, 2nd Floor, Burlington, Ontario L7L 6G4 (Canada), and its telephone number is 877-395-5368.

Pursuant to rules promulgated by the SEC, we are not required to include separate financial statements of Textron Canada Funding in this prospectus because:

•	all of the voting rights of Textron Canada Funding are owned by Textron Financial, which files periodic and other reports with the SEC pursuant to the Securities Exchange Act of 1934;

•	Textron Canada Funding does not have assets, operations, revenues or cash flows other than those related to the issuance, administration and repayment of the guaranteed debt securities and any other securities guaranteed by Textron Financial; and

•	Textron Financial fully and unconditionally guarantees the payment of Textron Canada Funding’s guaranteed debt securities.

USE OF PROCEEDS

Textron Canada Funding will use the net proceeds from the sale of the debt securities that it offers for sale by this prospectus for the purposes that it specifies in the prospectus supplement for those debt securities. Unless otherwise indicated in the applicable prospectus supplement, Textron Canada Funding will lend the net proceeds from the sale of its debt securities to Textron Financial’s subsidiary, Textron Financial Canada Limited, to be used for repayment of debt, origination of loan and lease financings, acquisition of finance portfolios and businesses and other general corporate purposes of Textron Financial Canada Limited.

RATIOS OF EARNINGS TO FIXED CHARGES

Textron Financial’s ratios of earnings to fixed charges for each of the periods indicated were as follows:

Nine months ended	Years ended
September 30, 2006	2005	2004	2003	2002	2001

1.62x	1.77x	1.89x	1.67x	1.64x	1.73x

For these ratios, Textron Financial calculated earnings by adding the following:

•	pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from investments that Textron Financial accounts for using the equity method of accounting;

•	fixed charges;

•	amortization of previously capitalized interest;

•	distributed income of investments that Textron Financial accounts for using the equity method of accounting; and

•	Textron Financial’s share of pre-tax losses of investments that Textron Financial accounts for using the equity method of accounting and then subtracting:

—	capitalized interest and

—	minority interests in pre-tax income of subsidiaries that have not incurred fixed charges.

For this purpose, Textron Financial calculated fixed charges by adding the following:

•	interest expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses relating to indebtedness;

•	an estimate of interest included in rental expense; and

•	preferred stock dividend requirements, if any, of consolidated subsidiaries.

DESCRIPTION OF DEBT SECURITIES

Textron Canada Funding will issue guaranteed debt securities under an indenture with Textron Financial, as guarantor, and U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, as amended or supplemented from time to time. In this section, we use “we,” “us,” “our” and other similar terms when referring to Textron Financial and Textron Canada Funding collectively and the term “issuer” when referring to Textron Canada Funding as the issuer of a particular debt security or series of debt securities.

We have summarized below provisions of the indenture. The summary does not contain all of the provisions that you may want to consider as an investor in the debt securities. You may wish to review the indenture and the Trust Indenture Act of 1939 as it applies to the indenture. We have filed a copy of the indenture with the SEC.

General

The indenture does not limit the amount of debt securities that the issuer may issue under it. In addition, the indenture does not limit the amount of any other debt that the issuer may issue under other financing documents.

The issuer is allowed under the indenture to issue debt securities in one or more series. We will include in the prospectus supplement for a series of debt securities being offered specific terms of the debt securities. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount and the permitted denominations of the debt securities;

•	the currency or currencies in which the principal of and any interest on the debt securities will be payable;

•	the date on which the debt securities will be payable;

•	the interest rate, if any, for the debt securities or the method that will be used to determine the interest rate;

•	the places where principal and any interest will be payable;

•	any mandatory or optional repayment or redemption provisions; and

•	any other terms of the debt securities.

The issuer is allowed under the indenture to issue debt securities of a single series from time to time, with different maturity dates and redemption and repayment provisions, if any, and different interest rates. The issuer will specify in the prospectus supplement the persons to whom and the manner in which any interest will be payable.

The debt securities will be unsecured, unsubordinated indebtedness of the issuer. The debt securities and the related guarantees will rank equally with all other unsecured and unsubordinated indebtedness of each of us from time to time outstanding.

The issuer will issue the debt securities in the denominations that it sets forth in the applicable prospectus supplement. The trustee will register the debt securities in the names of the holders of the debt securities. The issuer will maintain an office or agency where holders of the debt securities may present the debt securities for payment, transfer or exchange. The issuer will not charge any service charge for any transfer or exchange of the debt securities, but may require a payment sufficient to cover any tax or other governmental charge payable on the debt securities.

The issuer may sell some of its debt securities at a substantial discount below their stated principal amount and may provide for the payment of no interest or interest at a rate which at the time of issuance is below market rates. We will describe the Canadian federal income tax consequences and other special considerations applicable to any discounted debt securities in the prospectus supplement relating to the discounted debt securities.

Full and Unconditional Guarantee of Debt Securities of Textron Canada Funding

All debt securities will be fully and unconditionally guaranteed under a guarantee by Textron Financial of the payment of principal of, and any premium and interest on, the debt securities when due, whether at maturity or otherwise. Under the terms of the full and unconditional guarantee, holders of the debt securities will not be required to exercise their remedies against Textron Canada Funding before they proceed directly against Textron Financial. In addition, the holders of debt securities are entitled to enforce the provisions of the Support Agreement against Textron Inc. See “Textron Financial Corporation.”

Further Issuances

We have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of such series or establish additional terms of such series to the extent permitted under the indenture. We may also issue debt securities with the same terms as previously issued debt securities.

Certain Covenants

The issuer must comply with the covenants which are contained in the indenture described below. However, the covenants may not ensure that the holders of debt securities will receive payments of principal and interest on the debt securities when due in the event of a highly leveraged or similar transaction involving the issuer or Textron Financial, as guarantor. These types of transactions would include a leveraged buyout or a change of control of the issuer or Textron Financial, as guarantor. Also, the covenants will not limit the amount of debt the issuer or Textron Financial, as guarantor may incur or the amount of dividends it may pay to its shareholder.

  Limitations on Liens

The issuer and Textron Financial as guarantor will agree not to, directly or indirectly, and will not allow any Subsidiary (as defined below) of it to, create, assume or incur any Lien (as defined below) on any of its properties and assets or any Subsidiary unless it grants to the holders of its outstanding debt securities or the beneficiaries of Textron Financial’s guarantee, as applicable, a Lien on the same property or assets that is equal in seniority to the Lien. However, the issuer nor Textron Financial as guarantor will not be required to grant a Lien as security to the holders of its outstanding debt securities or the beneficiaries of Textron Financial’s guarantee if it or any of its Subsidiaries merely:

•	leases property to others in the ordinary course of business, or leases or subleases property that is not necessary in the operation of its business;

•	creates, assumes or incurs or suffers to be created, assumed or incurred or to exist any Lien if (1) the Lien secures indebtedness for borrowed money which was used to finance the acquisition of the property that is subject to the Lien and (2) the Lien is created at the same time as the issuer or guarantor or its Subsidiary acquired the property or within 90 days after the acquisition;

•	assumes or suffers to exist:

—	any Lien existing on any asset of any Person (as defined below) at the time the Person becomes a Subsidiary that is not created in contemplation of the event;

—	any Lien on any asset of any Person existing at the time the Person merges or consolidates with or into the applicable issuer or guarantor or a Subsidiary that is not created in contemplation of the merger or consolidation; and

—	any Lien existing on any asset prior to the time the issuer or guarantor or a Subsidiary acquires the asset if the Lien is not created in contemplation of the acquisition;

•	makes any deposit with or gives any form of security to any governmental agency or similar body in order to enable the applicable issuer or guarantor or any of its Subsidiaries to:

—	maintain self-insurance;

—	participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions, or other social security;

—	share in any privileges or other benefits available to corporations participating in any arrangement described above; or

—	for any other purpose at any time required by law or regulation in order to transact business or exercise any privilege or license;

•	deposits assets of the issuer or Textron Financial or any of its Subsidiaries with any surety company or clerk of any court, or in escrow, as collateral in connection with any bond on appeal by the issuer or Textron Financial or any of its Subsidiaries from any judgment or decree against it, or in connection with any other judicial proceedings by or against the issuer or Textron Financial or any of its Subsidiaries;

•	incurs or suffers to be incurred or to exist upon any of the issuer’s or Textron Financial’s property or assets:

—	Liens for taxes or other governmental charges which are not yet due or are payable without penalty or which the issuer or Textron Financial or any of its Subsidiaries is contesting in good faith and for which the issuer or Textron Financial or its Subsidiary has set aside reserves which it deems adequate on its books or its Subsidiary’s books, as long as foreclosure or similar proceedings have not been started;

—	the Liens of any judgment, if the judgment has not remained undischarged, or unstayed on appeal or otherwise, for more than six months;

—	undetermined Liens or charges incident to construction;

—	materialmen’s, mechanics’, workmen’s, repairmen’s or other similar Liens arising in the ordinary course of business in respect of obligations which are not yet due or which the issuer or TFC or such Subsidiary is contesting in good faith, or deposits to obtain the release of these Liens; or

—	any encumbrances consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor defects and irregularities in the title, which do not materially impair the issuer’s or TFC’s or any of its Subsidiaries’ use of the property or decrease the value of the property for the purpose of the issuer’s or TFC’s or any Subsidiary’s business;

•	creates other Liens arising in the ordinary course of the issuer’s or TFC’s business which:

—	do not secure Debt (as defined below);

—	do not secure any obligation in an amount exceeding $5,000,000; and

—	do not in the aggregate materially detract from the value of the issuer’s or TFC’s property or assets or materially impair the use in the operation of its business;

•	creates or suffers to be created Liens not otherwise permitted securing Debt in an aggregate principal amount at any time outstanding not to exceed 15% of the issuer’s or TFC’s Consolidated Net Tangible Assets (as defined below);

•	creates or suffers to be created or to exist in favor of any lender or holder of commercial paper of the issuer or TFC or any of its Subsidiaries in the ordinary course of business a banker’s lien or right to offset amounts deposited with the lender or holder of commercial paper;

•	creates, assumes or suffers to exist Liens securing debt that a Subsidiary owes to the issuer or TFC or another Subsidiary;

•	creates, assumes, incurs or suffers to be created, assumed or incurred or to exist any Lien upon any of the issuer’s or TFC’s properties or assets in connection with the sale, transfer or other disposition of the properties or assets:

—	in connection with a securitization or other asset-based financing;

—	to a real estate investment trust or similar entity; or

—	in connection with any transaction similar to the transactions referred to in the immediately preceding clauses;

provided, however, that any sale, transfer or disposition must be for valid consideration and must not benefit directly or indirectly any holder of any outstanding obligation or indebtedness of the issuer or TFC more than any other holder if that outstanding obligation or indebtedness did not previously benefit from a Lien; and

•	causes or allows any extension, renewal or replacement of any Lien referred to above, as long as:

—	the issuer or TFC or any of its Subsidiaries does not increase the principal amount of the obligations and indebtedness secured by the Lien, except that:

•	the amount of obligations or indebtedness secured by extensions, renewals or replacements of Liens on property acquired as a result of defaults on receivables may exceed the principal amount prior to the extension, renewal or replacement; and

•	the amount of obligations secured by extensions, renewals or replacements of Liens on property may exceed the amount of the obligations prior to the extension, renewal or replacement if the value of the property has increased and the loan to value ratio of the refinanced obligations does not exceed the loan to value ratio of the obligations relating to the original Lien; and

—	the extension, renewal or replacement of any Lien is limited to that portion of the property which secured the Lien that is extended, renewed or replaced plus improvements on the property.

  Certain Definitions

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets after deducting (a) all current liabilities, excluding any liability that by its terms is extendable or renewable at the option of the obligor to a time more than 12 months after the time the amount thereof is computed, and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, tradenames and other like intangibles, all as shown in the issuer’s or TFC’s and its subsidiaries’ most recent consolidated financial statements prepared in accordance with generally accepted accounting principles.

“Debt” of any Person means at any date, without duplication:

•	all obligations of the Person for borrowed money;

•	all obligations of the Person evidenced by bonds, debentures, notes or other similar instruments;

•	all obligations of the Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

•	all obligations of the Person as lessee which the Person capitalizes in accordance with generally accepted accounting principles;

•	all Debt of others secured by a Lien on any asset of the Person, whether or not the Debt is assumed by the Person; and

•	all Debt of others that the Person guarantees.

However, “Debt” of the issuer or TFC or a Subsidiary will not include Non-recourse Debt.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind on the asset. However, “Lien” does not mean security interests under Article 9 of the Uniform Commercial Code, or any successor provision, on sales of accounts or chattel paper. For the purposes of the debt securities, the issuer or TFC or any Subsidiary will be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to the asset.

“Non-recourse Debt” of the issuer or TFC or a Subsidiary means any obligations for borrowed money of the issuer or TFC or a Subsidiary that (1) are secured by specific assets, (2) are not reflected in the balance sheet of the issuer or TFC or a Subsidiary in accordance with generally accepted accounting principles and (3) are issued under instruments which limit the recourse against the obligor to the specific assets. In the case of all Non-recourse Debt incurred after the date of the indenture, if under applicable law, a holder of the obligation could ever become entitled to recourse against the obligor under applicable bankruptcy law, the instrument must also contain a provision that:

•	the holder’s recourse claim in respect of the obligation will be subordinate and junior to all Debt evidenced by the debt securities of any series; and

•	the holder of the obligation cannot receive any payment in respect of any obligation, other than the proceeds of the specific assets that secure the obligation, until the issuer or TFC has paid all applicable debt securities of any series in full or have provided funds for their payment.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” means at any date any entity in which the issuer or TFC, directly or indirectly, owns or controls securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions.

  Merger and Consolidation

The issuer or TFC may consolidate or merge with or into any other Person and may transfer or lease all or substantially all of its property to any Person only if:

•	the Person formed by or resulting from the consolidation or merger, or which will receive the property, enters into a supplemental indenture in which it

— assumes the due and punctual payment of the principal, premium, and interest on the applicable debt securities in the case of the issuer; and

— agrees to perform and observe each agreement or covenant under the applicable debt securities and the indenture in the case of the issuer and TFC; and

•	immediately after giving effect to the consolidation, merger, transfer or lease of property discussed above, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and is continuing.

Any transfer described above, other than a lease, will concurrently release the issuer or guarantor from further obligations under the applicable debt securities and the indenture.

  Events of Default, Waiver and Notice

The following will be “Events of Default” for any series of debt securities of the issuer:

•	the failure of the issuer to pay any interest or any additional amounts on any debt securities of that series when due, and which remains unpaid for a period of 30 days;

•	the failure of the issuer to pay the principal or any premium on any debt securities of that series when due;

•	the failure of the issuer or TFC as guarantor to perform, or the breach by the issuer or TFC of, any covenant or warranty contained in that series of debt securities or the applicable indenture relating to that series which remains unremedied 90 days after the holders of at least 25% in aggregate principal amount of such series then outstanding provide written notice of the failure or breach to the issuer or TFC, as the case may be;

•	if any event of default under any mortgage, indenture or instrument occurs and results in debt of the issuer or TFC (if any) in excess of $100,000,000, becoming or being declared due prior to the date on which it would otherwise become due, and the acceleration is not annulled, or the debt is not discharged, within 30 days after the holders of at least 25% in aggregate principal amount of such series of debt securities then outstanding provide written notice of the event of default to the issuer or TFC, as the case may be;

•	if the Support Agreement ceases to be in full force and effect for any reason or is amended or modified in any manner unless

—	prior to its termination or amendment, Standard & Poor’s Ratings Services, Moody’s Investor Service, Inc. and any other nationally recognized statistical rating organization then rating securities of the applicable issuer, confirm they will not downgrade or place on what is commonly referred to as a “watch list” for possible downgrading, any of the issuer’s or TFC’s securities as a result of the termination or amendment of the Support Agreement; or

—	if the termination or amendment is as a result of another Person’s assumption of the debt securities or the TFC guarantee under the provisions described in “Merger and Consolidation” above, the senior debt securities of the Person assuming the debt securities or the TFC guarantee are rated by Standard & Poor’s Ratings Services or Moody’s Investor Service, Inc. immediately following the assumption at a rating equal to or greater than the rating assigned to securities of the issuer or TFC by each rating agency;

•	Textron Inc., Textron Financial, Textron Canada Funding or any “significant subsidiary,” as defined in Section 1.02(w) of Regulation S-X of the Securities Act of 1933, or any successor provision thereto, of Textron Financial or Textron Canada Funding:

—	commences or consents to a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or similar law or seeking the appointment of a trustee or other similar official in respect of it or any substantial part of its property;

—	makes a general assignment for the benefit of creditors;

—	fails generally or admits its inability to pay its debts as they become due; or

—	takes any corporate action to authorize any of the foregoing;

•	an involuntary case or other proceeding (1) is commenced against Textron Inc., Textron Financial, Textron Canada Funding or any significant subsidiary of Textron Financial or Textron Canada Funding seeking liquidation or other relief with respect to its debts under any bankruptcy or other similar law or seeking the appointment of a trustee or other similar official and (2) is not dismissed or stayed within 60 days; or

•	an order for relief is entered against Textron Inc., Textron Financial, Textron Canada Funding or any significant subsidiary of Textron Financial or Textron Canada Funding under the Federal bankruptcy laws or, in the case of Textron Canada Funding, under Canadian Federal bankruptcy laws.

In case an Event of Default other than one described in the last three bullet-points above occurs and is continuing with respect to a particular series of debt securities, then the holders of at least 25% in aggregate principal amount of that particular series of debt securities then outstanding may declare the principal of all outstanding debt securities of that particular series to be immediately due and payable. If an Event of Default described in the last three bullet-points occurs and is continuing with respect to a particular series of debt securities, the principal of all outstanding debt securities of that particular series will automatically become due and payable. Upon any acceleration, any premium and interest on the debt securities so accelerated will also become immediately due and payable. At any time after an acceleration but before the holders of debt securities obtain a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities may rescind and annul the acceleration and its consequences, provided all required payments, other than as a result of the acceleration, shall have been made and all Events of Default are cured or waived.

The holders of a majority in aggregate principal amount of any series of outstanding debt securities may waive, on behalf of all of the holders of that series, any Event of Default and its consequences or past defaults, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, debt securities of that particular series or a default under a covenant or agreement that cannot be modified without the consent of the holder of each debt security that is affected.

If a default or an Event of Default occurs and continues for any series of debt securities, the holders of at least a majority in aggregate principal amount then outstanding for any series of debt securities may direct the time, method and place of conducting any proceeding or remedy available to the trustee, or exercising any power given to the trustee under the applicable indenture for that series of debt securities.

The trustee does not have to exercise any of its rights or powers under the indenture at the direction of any holders of debt securities unless the holders offer the trustee reasonable security or indemnity against expenses and liabilities.

We must file with the trustee, annually, a written statement regarding the presence or absence of certain defaults.

The indenture was amended on November 16, 2006 to increase the amount in the fourth bullet point above from $50,000,000 to $100,000,000. As a result, holders of debt issued under the indenture prior to November 16, 2006 may have the right to declare an event of default earlier than holders of the debt securities if the cross-default is triggered by an event of default under debt that is in excess of $50,000,000, but less than $100,000,000.

Defeasance and Discharge

  Discharge

The indenture provides that the issuer will be discharged from all of its non-administrative obligations in respect of the debt securities of any series if (i) all of the debt securities of that series not previously cancelled or delivered to the trustee for cancellation shall have become due and payable, or by their terms will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and (ii) it deposits with the trustee, in trust, cash sufficient to pay at maturity or upon redemption all debt securities of that series not previously cancelled or delivered to the trustee for cancellation, including principal, interest and all other amounts due under the indenture.

The issuer may establish this trust only if, among other things, it delivers to the trustee an opinion of counsel stating that the holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance had not occurred.

  Defeasance of Limitations on Liens Covenant and Related Events of Default

The indenture provides that the issuer and TFC may be released from its obligation to comply with the restrictive covenant regarding limitations on Liens and it would no longer trigger Events of Default under the applicable indenture and the applicable debt securities of a series with respect to this covenant, if the issuer deposits with the trustee, in trust, money, U.S. government obligations for securities issued in U.S. dollars and/or Canadian government obligations for securities issued in Canadian dollars, which, through the payment of interest and principal thereon, will provide enough money to pay the principal and interest on the debt securities of that series on the stated due dates of these payments in accordance with the terms of the applicable indenture and the debt securities of that series. Our other respective obligations under each indenture and the debt securities of that series and other Events of Default would remain in full force and effect.

The issuer may establish this trust only if, among other things, it delivers to the trustee an opinion of counsel stating that the holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance of the covenant and Events of Default described above and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the defeasance had not occurred.

If the issuer exercises the option described in this section and the debt securities of the series are declared due and payable because of the occurrence of any Event of Default, the amount of money, U.S. government obligations and/or Canadian government obligations, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default.

Changes to the Indenture

Under the indenture, the issuer may modify its rights and obligations and the rights of the holders of its debt securities with the consent of the holders of at least a majority of the principal amount of the outstanding debt securities of all series issued under the indenture affected by the modification. However, the issuer is required to get the consent of the holder of each debt security affected to make the following modifications of the debt securities:

•	an extension of the fixed maturity of any debt security;

•	a reduction of the principal amount payable on any debt security;

•	a reduction in the rate of interest, or change in the calculation of interest, payable on any debt security;

•	a change in any obligation to pay any additional amounts or reduce any additional amounts payable on any debt security;

•	a change in currency in which payments are made;

•	an extension of the time of payment of interest;

•	a modification that affects adversely any right of a holder of a debt security to repayment;

•	a reduction in the principal amount of an original issue discount debt security due and payable upon acceleration of the maturity;

•	a reduction in the portion of the principal amount of a debt security payable in bankruptcy;

•	a reduction in amounts payable upon redemption;

•	a reduction in the rate of interest payable on overdue amounts;

•	a modification that impairs the right of any holder of any debt security to institute suit for the enforcement of any required payment on the debt security on or after the fixed maturity of the debt security;

•	a reduction in the percentage of holders of the outstanding debt securities of each series required to consent to any modification discussed above; and

•	a modification of the terms and conditions of the guarantee by Textron Financial of the due and punctual payment of principal, premium or interest on the guaranteed securities in a manner adverse to holders of the applicable series of debt securities.

Under the indenture, the issuer can make modifications to the indenture with the consent of the trustee but without the consent of any holders of debt securities to evidence the merger of the issuer or TFC or the replacement of the trustee and for other purposes set forth in the indentures.

Optional Tax Redemption

Unless Textron Canada Funding provides otherwise in the applicable prospectus supplement, except in the case of guaranteed debt securities that have a variable rate of interest and that may be redeemed on any interest payment date, Textron Canada Funding may redeem each series of guaranteed debt securities at its option in whole but not in part at any time, if as a result of any change in any treaty affecting taxation to which Canada, or a jurisdiction in which a successor to Textron Canada Funding is organized, is a party that becomes effective on or after a date on which Textron Financial borrows money from Textron Canada Funding, Textron Financial would be required to deduct or withhold tax on any payment to Textron Canada Funding to enable it to make any payment of principal, premium, if any, or interest.

Except in the case of outstanding original issue discount guaranteed debt securities, which may be redeemed at the redemption price specified by the terms of that series of guaranteed debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

In this case, however, Textron Canada Funding will not be permitted to redeem a series of guaranteed debt securities if it can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to it.

Concerning the Trustee

TFC and its subsidiaries, including Textron Canada Funding, maintain various banking and trust relationships with the trustee.

Book-Entry Procedures

The issuer may issue the debt securities in the form of one or more book-entry certificates registered in the name of a depositary or a nominee of a depositary. Unless we otherwise state in the applicable prospectus supplement, the depositary for debt securities issued in Canada will be CDS Clearing and Depository Services Inc. (“CDS” or the “Depositary”) which will be described in the applicable prospectus supplement.

The issuer will not issue certificates to individual holders of the debt securities, except as set forth below or in the applicable prospectus supplement. The Depositary and its participating organizations will only show beneficial interests in book-entry securities on and transfers of book-entry securities through the records that it and its participating organizations maintain. In addition, if holders of debt securities issued in book-entry form want to take any action, they must instruct the participating organization through which they hold the debt securities. The participating organization then must instruct CDS or its nominee as the registered holder of the debt securities, to take action.

The information under the heading “Book-Entry System” in this section concerning the Depositary’s book-entry system has been obtained from sources the issuer believes to be reliable.

     Book-Entry System

The issuer anticipates that the following provisions will apply to all depositary arrangements unless the prospectus supplement states otherwise.

Ownership of beneficial interests in debt securities will be limited to direct participants or indirect participants.

Upon the issuance of a global security, the Depositary will credit, on its book-entry registration and transfer system, to the accounts of the applicable direct participants, the respective principal amounts of the debt securities represented by such global security. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of those securities. Purchases of debt securities under the Depositary’s system must be made by or through direct participants, which will receive a credit for the securities on the Depositary’s records. The ownership interest of each actual purchaser of securities will be recorded on the direct participants’ and indirect participants’ records. We refer to these actual purchasers as “beneficial owners.” The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of the beneficial owners that are their customers.

Beneficial owners will not receive written confirmation from the Depositary of their purchase, but the issuer expects beneficial owners to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are expected to be effected by entries made on the books of direct and indirect participants acting on behalf of beneficial owners.

So long as the Depositary or its nominee is the registered owner of a global security, it will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture. Beneficial owners will not be entitled to have the securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of the Depositary or any successor depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if the applicable issuer requests any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.

The issuer will make payments of redemption proceeds, principal, premium, if any, and interest on book-entry securities to the Depositary or its nominee, as the registered owner of the global security representing such securities. Neither we nor the trustee or any of our agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or with respect to maintaining, supervising or reviewing any records relating to a beneficial ownership interest.

The issuer expects that the Depositary, upon receipt of any redemption proceeds or any principal, premium or interest payment, will immediately credit direct participants’ accounts with payments in amounts proportionate to the respective beneficial interests in the global security, as shown on the records of the Depositary. The issuer also expects that payments by direct participants to indirect participants and by direct participant and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and accordingly will be the responsibility of the direct and indirect participants and not of the Depositary, its nominee, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds or principal, premium, or interest payments to the Depositary or its nominee is the issuer’s responsibility, disbursement of such payments to direct participants will be the responsibility of the Depositary and disbursement of such payments to beneficial owners will be the responsibility of direct and indirect participants.

As long as the debt securities are held by the Depositary or its nominee and the Depositary continues to make its same day funds settlement system available to the issuer, all payments of principal and interest on the securities will be made in immediately available funds.

The issuer expects that the forwarding of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among themselves, subject to any statutory or regulatory requirements which may be in effect from time to time. Neither the Depositary nor its nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with the Depositary’s procedures. The issuer is advised that the Depositary’s usual procedure is to mail an omnibus proxy to the issuer as soon as possible after the record date with respect to any such consent or vote. The omnibus proxy would assign the Depositary’s nominee consenting or voting rights to the direct participants to whose accounts the debt securities are credited on the applicable record date, which will be identified in a listing attached to the omnibus proxy.

If applicable, redemption notices will be sent to the Depositary’s nominee. If less than all of the debt securities in book-entry form of like tenor and terms are being redeemed, the Depositary’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner will give notice of any option to elect to have its debt securities in book-entry form repaid by the issuer of such debt securities, through its participant, to the trustee, and will effect delivery of the applicable debt securities in book-entry form by causing the direct participant to transfer the participant’s interest in the global securities in book-entry form, on the Depositary’s records, to the trustee.

The laws of some jurisdictions may require that certain purchasers of debt securities take physical delivery of debt securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

If:

•	the Depositary notifies the applicable issuer that it is unwilling or unable to continue as a clearing system in connection with a global security or the Depositary ceases to be a clearing agency registered under the Securities Act (Ontario) and similar legislation in other Canadian provinces, and in each case we do not appoint a successor clearing system within 90 days after receiving such notice from the Depositary or on becoming aware that the Depositary is no longer so registered,

•	the applicable issuer executes and delivers to the trustee a company order to the effect that the global securities of any series shall be exchangeable, or

•	a default or an event of default has occurred and is continuing with respect to the debt securities of any series,

then such global securities will be exchangeable for securities in certificated form of like tenor and of an equal aggregate principal amount. The certificated securities will be registered in the name or names as the Depositary instructs the trustee. It is expected that instructions may be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in global securities.

Governing Law

The debt securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles.

PLAN OF DISTRIBUTION

The issuer may sell the debt securities described in this prospectus:

•	to or through underwriters or dealers; or

•	through agents.

By Underwriters

If the issuer uses underwriters in the sale, the underwriters will acquire debt securities for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may from time to time modify any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

By Agents

The issuer may sell debt securities of any series through agents that we designate. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

Direct Sales

Direct sales of debt securities will not occur in Canada.

General Information

Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters, as defined in the Securities Act of 1933, and any discounts, concessions or commissions that the issuer pays them and any profit on their resale of the debt securities offered by this prospectus may be treated as underwriting discounts, concessions and commissions under the Securities Act of 1933. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

We may have agreements with the underwriters, dealers and agents who participate in the sale of debt securities to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

The debt securities of a series, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell debt securities of a series for public offering and sale may make a market in the debt securities, but will not be obligated to do so and could stop doing so at any time without notice. We cannot assure you that a market for any series of debt securities we issue will exist.

If the issuer so indicates in a prospectus supplement, it will authorize underwriters or its agents to solicit offers by certain institutional investors to purchase debt securities from the issuer which will be paid for and delivered on a future date specified in the prospectus supplement. The obligations of any purchasers under these delayed delivery and payment arrangements will not be subject to any conditions except that the purchase at delivery must not be prohibited under the laws of any jurisdiction in Canada to which the institutional investor is subject.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, covering the debt securities to be offered from time to time by this prospectus. This prospectus does not contain all of the information included in the registration statement.

Textron Financial also files annual, quarterly and special reports, and other information with the SEC. Our parent company, Textron Inc., also files annual, quarterly and special reports, and other information with the SEC, including its audited financial statements. Textron Inc.’s and Textron Financial’s SEC filings are available to the public over the Internet from the SEC’s web site at http://www.sec.gov. You may also read and copy any document Textron Financial or Textron Inc. files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms and their copy charges.

The SEC allows us to “incorporate by reference” in this prospectus the information in documents Textron Financial files with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus:

•	Textron Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Textron Financial’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

•	Textron Financial’s current reports on Form 8-K filed April 24, 2006, April 25, 2006, May 1, 2006 and November 16, 2006.

We also incorporate by reference any future filings that Textron Financial may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the original filing of the registration statement, of which this prospectus is part, and until our offering is completed. This incorporation by reference shall in no event incorporate by reference any information furnished pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K, unless specifically provided in such report or in an applicable supplement to this prospectus.

You may request a copy of these documents at no cost to you by writing or telephoning us at the following address:

Textron Financial Corporation
40 Westminster Street
P.O. Box 6687
Providence, Rhode Island 02940-6687
Attention: Treasurer
(401) 621-4200

Unless authorized otherwise, you should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the securities described in this prospectus in any country, state or province where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

In accordance with Rule 12h-5 promulgated under the Securities Exchange Act of 1934, Textron Canada Funding is currently exempt from the information reporting requirements of the Exchange Act because it is permitted to omit financial statements for the reasons set forth under the caption “Textron Financial Canada Funding Corp.” above.

Each of Textron Financial and Textron Canada Funding is a reporting issuer or has acquired equivalent status in each of the Provinces of Canada where this prospectus is filed. Pursuant to applicable securities legislation, Textron Financial is permitted to satisfy the continuous disclosure requirements of securities legislation in these Provinces essentially by: (i) complying with applicable requirements of the U.S. federal securities laws applicable to it; (ii) filing its continuous disclosure documents with the securities commissions or similar regulatory authorities in each of the above Provinces in the manner and in the time required under U.S. federal securities laws; and (iii) where applicable, sending the continuous disclosure documents to securityholders of Textron Financial having an address in any of the above Provinces. Textron Canada Funding satisfies the continuous disclosure requirements of securities legislation in these Provinces on the basis of Textron Financial’s compliance with the foregoing requirements. Such continuous disclosure documents will be filed until such time as there are no Canadian issued public debt securities outstanding and are accessible at the website maintained by Canadian securities regulatory authorities, www.sedar.com.

LEGAL OPINIONS

Edwards Angell Palmer & Dodge LLP and Stewart McKelvey will issue for us opinions about the legality of the debt securities. Edwards Angell Palmer & Dodge LLP will issue for us an opinion about the legality of the Textron Financial guarantee. Certain matters relating to Ontario law and Canadian federal income tax matters will be passed upon for Textron Financial and Textron Canada Funding by Osler, Hoskin & Harcourt, LLP.

Any underwriters will be advised about the validity of the debt securities by Torys LLP.

EXPERTS

The consolidated financial statements of Textron Financial and management assessment of the effectiveness of internal controls over financial reporting appearing in Textron Financial’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on their authority as experts in accounting and auditing. Any audited financial statements and schedules that are incorporated or that are deemed to be incorporated by reference into this prospectus that are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports given on their authority as experts in accounting and auditing to the extent covered by consents of these accountants filed with the SEC.

PURCHASERS’ STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to the applicable provisions of the securities legislation of their province for particulars of these rights or consult with a legal adviser. Rights and remedies also may be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. legal adviser for particulars of these rights.

CERTIFICATE OF TEXTRON FINANCIAL CORPORATION

Dated: December 13, 2006

This MJDS prospectus, together with documents incorporated in this prospectus by reference, will, as of the date of each supplement to this prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by this MJDS prospectus and the supplement as required by the Provinces of Alberta, British Columbia, Manitoba, Ontario, Quebec, Saskatchewan, Nova Scotia, New Brunswick, Prince Edward Island, and Newfoundland and Labrador and will not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed.

(signed) Theodore R. French Theodore R. French Chairman, Chief Executive Officer and Director	(signed) Thomas J. Cullen Thomas J. Cullen Executive Vice President & Chief Financial Officer

On behalf of the Board of Directors:

(signed) Mary F. Lovejoy Mary F. Lovejoy Director	(signed) Buell J. Carter Buell J. Carter President, Chief Operating Officer and Director

Each person whose signature appears above constitutes and appoints and hereby authorizes Elizabeth C. Perkins and Margaret Hayes-Cote and each of them, as attorney-in-fact, to sign on such person’s behalf, individually and in each capacity stated above.

CERTIFICATE OF TEXTRON FINANCIAL CANADA FUNDING CORP.

Dated: December 13, 2006

This MJDS prospectus, together with documents incorporated in this prospectus by reference, will, as of the date of each supplement to this prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by this MJDS prospectus and the supplement as required by the Provinces of Alberta, British Columbia, Manitoba, Ontario, Quebec, Saskatchewan, Nova Scotia, New Brunswick, Prince Edward Island, and Newfoundland and Labrador and will not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed.

(signed) Christopher P. Sharp Christopher P. Sharp President (Chief Executive Officer)	(signed) Connie T. Lee Connie T. Lee Treasurer

On behalf of the Board of Directors:

(signed) Thomas J. Cullen Thomas J. Cullen Director	(signed) Pierre Major Pierre Major Director

Each person whose signature appears above constitutes and appoints and hereby authorizes Joe Conte and Margaret Hayes-Cote and each of them, as attorney-in-fact, to sign on such person’s behalf, individually and in each capacity stated above.

Textron Financial Canada Funding Corp.

Medium-Term Notes, Series F-CAD
Due Nine Months or More From Date of Issue

PROSPECTUS SUPPLEMENT

RBC Capital Markets
BMO Capital Markets
Scotia Capital

December 13, 2006